Exhibit 10.5

BEDFORD STREET LLC 450 Bedford Street Lexington, Massachusetts 02024 Lease To iSPECIMEN, INC. THE SUBMISSION OF THIS LEASE FOR EXAMINATION, REVIEW, NEGOTIATION AND/OR SIGNATURE SHALL NOT CONSTITUTE AN OFFER OR AN OPTION TO LEASE OR A RESERVATION OF THE PREMISES AND IS SUBJECT TO WITHDRAWAL OR MODIFICATION AT ANY TIME BY EITHER PARTY. THIS LEASE SHALL BECOME EFFECTIVE AND BINDING ONLY IF AND WHEN IT SHALL BE EXECUTED AND DELIVERED BY BOTH LANDLORD AND TENANT.

BEDFORD STREET LLC
450 Bedford Street
Lexington, Massachusetts 02420

Office Lease

Table Of Contents By Articles And Sections

ARTICLE	SECTION	PAGE
I.	**Reference Data and Definitions.**	
	1.01 Reference Data	1
	1.02 General Provisions	3
	1.03 Terms Defined	3
2.	**Premises.**	
	2.01 Premises	9
	2.02 Appurtenances	9
	2.03 Reservations By Landlord	9
3.	**Term.**	
	3.01 Term Commencement	9
	3.02 Termination	9
4.	**Rent.**	
	4.01 Basic Rent	10
	4.02 Computation of Basic Rent	10
	4.03 Annual Adjustment of Basic Rent	10
5.	**Use of Premises.**	
	5.01 Use Restricted	10
	5.02 Rules and Regulations	10
6.	**Taxes; Operating Expenses; Estimated Cost of Electrical Services.**	
	6.01 Expenses and Taxes	10
	6.02 Annual Statement of Additional Rent Due	11
	6.03 Monthly Payments of Additional Rent	11
	6.04 Accounting Periods	11
	6.05 Abatement of Taxes	11
	6.06 Electric Service; Payment of Additional Rent	12
	6.07 Change in Rates or Usage	12
	6.08 Late Payment of Rent	13

ARTICLE	SECTION	PAGE

7. Improvements, Repairs, Additions, Replacements. 7.01 Preparation of the Premises.....................14 7.02 Alterations and Improvements................14 7.03 Maintenance by Tenant...........................15 7.04 Redelivery...............................................15 8. Building Services. 8.0I Building Services.....................................15 8.02 Other Janitors...........................................15 8.03 Additional Services..................................16 8.04Limitation on Landlord's Liability........16 8.05 Electric Service........................................16 9. Tenant's Particular Covenants. 9.01 Pay Rent...................................................17 9.02 Occupancy of the Premises......................17 9.03 Safety.......................................................17 9.04 Equipment...............................................17 9.05 Electrical Equipment...............................17 9.06 Pay Taxes................................................18 10. Requirements of Public Authority. 10.01 Legal Requirements................................18 10.02 Contests..................................................19 11. Covenant Against Liens. 11.01 Mechanics' Liens.....................................19 11.02 Right to Discharge..................................19 12. Access to Premises. 12.01 Access....................................................19 13. Assignment and Subletting: Company Arrangements. 13.01 Subletting and Assignments..................20 14. Indemnity. 14.01 Tenant's Indemnity..................................21 14.02 Landlord's Liability.................................21

ARTICLE	SECTION	PAGE
15.	**Insurance.**	
	15.01 Liability Insurance..................................	22
	15.02 Casualty Insurance..................................	22
	15.03 Certificates....................................	22
16.	**Waiver of <u>Subrogation.</u>**	
	16.01 Waiver of Subrogation............................	22
	16.02 Waiver of Rights....................................	23
17.	**<u>Damage or Destruction.</u>**	
	17.01 Substantial Damage................................	23
	17.02 Restoration...	23
18.	**<u>Eminent Domain.</u>**	
	18.01 Total Taking...	24
	18.02 Partial Taking...	24
	18.03 Awards and Proceeds.............................	24
19.	**<u>Quiet Enjoyment.</u>**	
	19.01 Landlord's Covenant..............................	24
	19.02 Superiority of Lease: Option to Subordinate............................	24
	19.03 Notice to Mortgage................................	25
	19.04 Other Provisions Regarding Mortgages..	25
20.	**<u>Defaults; Events</u> of Default.**	
	20.01 Defaults..	25
	20.02 Tenant's Best Efforts..............................	26
21.	**Insolvency.**	
	21.01 Insolvency...	26
22.	**L:mdl()J:<l's <u>Remedies; Damages</u> on Default.**	
	22.01 Landlord's Remedies..............................	26
	22.02 Surrender...	27
	22.03 Right to Relet...	27
	22.04 Survival of Covenants............................	27
	22.05 Right to Equitable Relief........................	28

iv

ARTICLE	SECTION	PAGE
22.	**Landlord's <u>Remedies; Damages on Default (continued).</u>**	
	22.06 Right to Self Help; Interest on Overdue Rent	28
	22.07 Payment of Landlord's Cost of Enforcement	28
	22.08 Further Remedies	28
23.	**Waiver.<;.**	
	23.01 No Waivers	29
24.	**<u>Security Deposit.</u>**	
	24.01 Security Deposit	29
25.	**General Provisions.**	
	25.01 Force Majeure	31
	25.02 Notices and Communications	31
	25.03 Certificates, Estoppel Letter	32
	25.04 Renewal	32
	25.05 Governing Law	32
	25.06 Partial Invalidity	32
	25.07 Notice of Lease	33
	25.08 Interpretation; Consents	33
	25.09 Bind and Inure; Limitation of Landlord's Liability	33
	25.10 Parties	33
26.	**<u>Miscellaneous.</u>**	
	26.01 Extended Hours - HVAC	33
	26.02 Holdover Clause	34
	26.03 Relocation	34
	26.04 Brokerage	34
	26.05 Landlord's Expenses Regarding Consents.	34
	26.06 Signage	34
	26.07 Financial Statements	34
	26.08 Anti-Terrorism Representation	34
	26.09 Furniture	35
27.	**Entire <u>Agreement.</u>**	
	27.01 Entire Agreement	36

v

BEDFORD STREET LLC 450 Bedford Street Lexington, Massachusetts 02420 LEASE EXHIBITS PAGE Exhibit A: Legal Description 37 Exhibit B: Plan Showing Tenant's Space 38 Exhibit C: Memorandum of Work and Installations to be Initially Performed and Furnished in the Premises 40 Exhibit D: Services to be Provided by Landlord as Operating Expenses 41 Exhibit E: Rules and Regulations 43 Exhibit F: Tenant's Estoppel Certificate 45 Exhibit G: Agreement of Subordination Nondisturbance And Attornment 48 Exhibit H: Guaranty - Intentionally Omitted Exhibit I: Exhibit J: Certificate of Vote (If Applicable) 51 Parking52 Exhibit L/C Form of Letter of Credit 53 V

BEDFORD STREET LLC 450 Bedford Street Lexington, Massachusetts 02420 OFFICE LEASE STANDARD FORM THIS LEASE by and between BEDFORD STREET LLC a Massachusetts limited liability company ("Landlord") having a principal place of business at 116 Flanders Road, Suite 2000, Westborough, Massachusetts 01581, and iSPECIMEN, INC., a duly organized and existing Delaware C corporation ("Tenant") having a principal place of business at 275 Grove Street, Suite 2-400, Newton, Massachusetts 02466. WITNESS ETH: ARTICLE 1 Reference Data and Definitions 1.01 Reference Data LANDLORD: LANDLORD'S REPRESENTATIVE: LANDLORD'S ADDRESS: (FOR PAYMENT OF RENT) LANDLORD'S ADDRESS (FOR NOTICE): Bedford Street LLC Mr. Marc R. Verreault Senior Vice President, Finance Bedford Street LLC Bedford Street LLC 116 Flanders Road, Suite 2000 Westborough, Massachusetts 01581 Mr. Christopher F. Egan and Mr. Marc R. Verreault Bedford Street LLC 116 Flanders Road, Suite 2000 Westborough, MA 01581 With a copy to: Joseph Jenkins, Esquire 116 Flanders Road, Suite 1100 Westborough, MA 01581 Telephone: 508-898-3900 Facsimile: 508-898-9777 LANDLORD'S PHONE NUMBER: 508-898-3800 LANDLORD'S FACSIMILE NUMBER: 508-898-3005

TENANT: TENANT'S ADDRESS (FOR NOTICE): iSpecimen, Inc. Mr. Christopher Ianelli President iSpecimen, Inc. 275 Grove Street, Suite 2-400 Newton, MA 02466 Telephone: 617-279-2488 X 701 Facsimile: 617-279-2488 Mobile: 617-438-0194 With a copy to: Email: None cianelli@ispecimen.com TENANT'S REPRESENTATNE: TENANT'S PHONE NUMBER: TENANT'S FACSIMJLE NUMBER: PREMISES: RENTABLE AREA OF PREMISES: TERM COMMENCEMENT DATE: STATED EXPIRATION DATE: RENTABLE AREA OF THE BUJLDING: BASIC RENT (subject to Section 4.03): Mr. Christopher Ianelli President 617-279-2488 617-279-2488 The portion of the Building known as Suite 2050 located on the Second Floor as shown on Exhibit B attached hereto. Approximately 2,142 Square Feet The Term Commencement Date is October 1, 2012. The Stated Expiration Date is December 31, 2013. Approximately 41,411 Square Feet. SEE SCHEDULE BELOW: FROM October 1, 2012 TO December 31, 2013 MONTHLY RENT $3,543.23 ANNUAL RENT $42,518.70 ESTIMATED COST OF ELECTRICAL SERVICE: Tenant may be separately metered for electricity. If not, Tenant shall reimburse Landlord at the estimated rate of $1.50 per square foot per year, subject to Sections 6.06 and 6.07.

INITIAL MONTHLY PAYMENT (Basic Rent): TAX BASE: OPERATING EXPENSE BASE: TENANT'S SHARE: SECURITY DEPOSIT: GUARANTOR: PERMITTED USES: $3,543.23 The Taxes for the fiscal tax year ending 2013. The Operating Expenses for Calendar Year 2013. 5.44% $7,086.46 (equal to two [2] months Basic Rent) None General office uses consistent with a first class office building. 1.02 General Provisions. For all purposes of the Lease unless otherwise expressed and provided herein or therein or unless the context otherwise requires: (a) The words herein, hereof, hereunder and other words of similar import refer to the Lease as a whole and not to any particular article, section or other subdivision of this Lease. (b)A pronoun in one gender includes and applies to the other genders as well. (c) Each definition stated in Section 1.01 or 1.03 of this Lease applies equally to the singular and the plural forms of the term or expression defined. (d) Any reference to a document defined in Section 1.03 of this Lease is to such document as originally executed, or, if modified, amended or supplemented in accordance with the provisions of this Lease, to such document as so modified, amended or supplemented and in effect at the relevant time of reference thereto. (e) All accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles. (f)All references in Section 1.01 hereof are subject to the specified definitions thereof (if any) in Section 1.03 hereof. 1.03 Terms Defined. Each term or expression set forth above in Section 1.01 hereof or below in this Section 1.03 has the meaning stated immediately after it. Additional Rent. All sums which Tenant shall be obligated to pay hereunder other than Basic Rent. Additional Services. Services provided to Tenant or in respect to the Premises which are in addition to the services described in Exhibit D hereto.

Adjusted Operating Expense Base. The amount determined by multiplying the Operating Expense Base by the Adjustment Factor. Adjusted Tax Base. The amount determined by multiplying the Tax Base by the Adjustment Factor. Adjustment Factor. With respect to the First Calendar Year and the Last Calendar Year, the percentage computed by dividing the number of days of each such period falling within the Lease term by 365. For all other calendar years, the Adjustment Factor shall be 100%. Affiliate. With respect to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, the term "control", when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled by" have meanings correlative to the foregoing. Authorizations. All franchises, licenses, permits and other governmental consents issued by Governmental Authorities pursuant to Legal Requirements which are or may be required for the use and occupancy of the Premises or the conduct or continuation of a Permitted Use therein. Basic Services. The services described in Exhibit D hereto. Building. The building located at 450 Bedford Street, Lexington, Massachusetts. Business Day. A day which is not a Saturday, Sunday or other day on which banks in Boston, Massachusetts, are authorized or required by law or executive order to remain closed. Calendar Year. The First Calendar Year, the Last Calendar Year and each full calendar year (January 1 through December 31) occurring during the Lease Term. C.P.I. "Consumer Price Index - All Urban Consumers - (CPI-U) - U.S. City Average - All Items (1982-1984=100)" as published by the U.S. Department of Labor. Common Areas. All interior and exterior areas devoted to the common use of occupants of the Building or the provision of Services to the Building, including but not limited to the atrium, all corridors, elevator foyers, air shafts, elevator shafts, and elevators, stairwells and stairs, mechanical rooms, janitor closets, vending areas, driveways, parking areas and other similar facilities for the provision of Services or for the use of all occupants of multi-tenant floors or all occupants of the Building. Control. As defined in the definition of Affiliate. Corporation. A corporation, company, association, limited partnership, limited liability company, business trust or similar organization wherever formed.

Default. Any event or condition specified in Article 20 hereof so long as any applicable requirement for the giving of notice or lapse of time or both have not been fulfilled. Event of Default. Any event or condition specified in (a) Article 20 hereof (if all applicable periods for the giving of notice or lapse of time or both have expired) or (b) in Article 21 hereof. First Calendar Year. The partial Calendar Year period commencing on the Term Commencement Date and ending on the next succeeding December 31. Force Majeure. Acts of God, strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive Legal Requirements, riots and insurrection, acts of public enemy, wars, earthquakes, hurricanes and other natural disasters, fires, explosions, other causes beyond a party's reasonable control, or any act, failure to act or Default of the other party to this Lease; provided, however, lack of money shall not be deemed such a cause. Governmental Authority. United States of America, the Commonwealth of Massachusetts, the Town of Lexington, County of Middlesex, and any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of them. Insolvency. The occurrence with respect to any Person of one or more of the following events: the death, dissolution, termination of existence (other than by merger or consolidation), insolvency, appointment of a receiver for all or substantially all of the property of such Person, the making of a fraudulent conveyance or the execution of an assignment or trust mortgage for the benefit of creditors by such Person, or the filing of a petition in bankruptcy or the commencement of any proceedings by or against such Person under a bankruptcy, insolvency or other law relating to the relief or the adjustment of indebtedness, rehabilitation or reorganization of debtors; provided that if such petition or commencement is involuntarily made against such a Person and is dismissed within sixty (60) days of the date of such filing or commencement, such events shall not constitute an Insolvency hereunder. Insurance Requirements. All terms of any policy of insurance maintained by Landlord or Tenant and applicable to (or affecting any condition, operation, use or occupancy of) the Building or the Premises or any part or parts of either and all requirements of the issuer of any such policy and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions). Land. The land located at 450 Bedford Street, Lexington, Massachusetts, County of Middlesex, Commonwealth of Massachusetts, described in Exhibit A. Landlord's Work. The work to be done by Landlord with respect to the Premises described in Section 7.01 and Exhibit C. Last Calendar Year. The partial Calendar Year commencing on January 1 of the Calendar Year in which the Lease Termination Date occurs and ending on the Lease Termination Date. Lease Term. The period commencing on the Term Commencement Date and ending on the Lease Termination Date.

Lease Termination Date. The earliest to occur of (1) the Stated Expiration Date, (2) the termination of this Lease by Landlord as the result of an Event of Default, or (3) the termination of this Lease pursuant to Article 17 (Damage or Destruction) or 18 (Eminent Domain) hereof. Legal Requirements. All laws, statutes, codes, ordinances (and all rules and regulations thereunder), all executive orders and other administrative orders, judgments, decrees, injunctions and other judicial orders of or by any Governmental Authority which may at any time be applicable to the Land, the Building or the Premises or to any condition or use thereof and the provisions of all Authorizations. Occupancy Arrangement. With respect to the Premises or any portion thereof, and whether (a) written or unwritten or (b) for all or any portion of the Lease Term, an assignment, a sublease, a tenancy at will, a tenancy at sufferance, or any other arrangement (including but not limited to a license or concession) pursuant to which a Person occupies, or shall have the right to occupy, the Premises for any purpose. Operating Expenses. All expenses, costs, and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the ownership, operation and maintenance of the Land and the Building (including all facilities in operation on the Term Commencement Date and such additional facilities which are necessary or beneficial for the operation of the Land and Building) and the provision of Basic Services, including, but not limited to (a) wages, salaries, fees and costs to Landlord of all Persons engaged in connection therewith, including taxes, insurance, and benefits relating thereto; (b) the cost of (i) all supplies and materials, electricity and lighting, (ii) water, heat, air conditioning, and ventilating, (iii) all maintenance, janitorial, and service agreements, (iv) all insurance, including the cost of casualty and liability insurance, (v) repairs, replacements and maintenance, including, without limitation, Landlord's costs and expenses of performing its obligations under Section 8.01 (including, without limitation, costs and expenses which may be capital in nature), (vi) capital items which are primarily for the purpose of reducing Operating Expenses or which may be required by a Governmental Authority, amortized over the reasonable life of the capital items with the reasonable life and amortization schedule being determined by Landlord in accordance with generally accepted accounting principles (provided that in the event the reasonably estimated annual savings arising from the installation of any such capital improvement intended to reduce Operating Expenses shall exceed such annual amortization, Operating Expenses shall include, in lieu of such amortization, such estimated annual savings until the cost of such improvement shall have been completely amortized), (vii) pursuing an application for an abatement oftaxes pursuant to Section 6.05 hereof to the extent not deducted from the abatement, if any, received, (viii) independent auditors, (ix) Landlord's central accounting functions, and (x) providing office space for the manager of the Building; (c) management fees; and (d) the cost to Landlord of operating, repairing and maintaining exterior common areas and facilities which may not be located entirely on the Land but which may be used for parking or for landscaping, security and maintenance for common roadways and open areas. Operating Expenses shall notinclude specific costs billed to and paid by specific tenants. Operating Expenses shall be determined using the accrual basis of accounting. If at any time during the Term, less than ninety-five percent (95%) of the Rentable Area of the Building is occupied, Operating Expenses shall be adjusted by the Landlord to reasonably approximate the Operating Expenses which would be incurred if the Building had been at least ninety-five percent (95%) occupied. Partial Taking.,_ Any Taking which is not a Total Taking. Permitted Exceptions. Any liens or encumbrances on the Premises in the nature of (a) liens for Taxes assessed but not yet due and payable, (b) easements, reservations, restrictions and rights of way encumbering or affecting the Land on the date of this Lease, (c) the rights of Landlord, Tenant and any other Person to whom Landlord has granted such rights to exercise in common with respect to the Land and the Common Areas the rights granted to Tenant hereunder, (d) mortgages of record, and (e) Title Conditions. Person. An individual, a Corporation, a company, a voluntary association, a partnership, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof. Premises. The space in the Building shown on Exhibit B hereto. Proceeds. With respect to any Taking or occurrence described in Article 17 hereof, with respect to which any Person is obligated to pay any amount to or for the account of Landlord, the aggregate of (i) all sums payable or receivable under or in respect of any insurance policy, and (ii) all sums or awards payable in respect to a Taking. Rent. Basic Rent and all Additional Rent. Rentable Area of the Premises. The number of square feet stated in Section 1.01, whether the same should be more or less as a result of minor variations resulting from actual construction and completion of the Building or Premises so long as such work is done in accordance with the terms and provisions hereof. The calculation was made according to the following formula: (i) On single tenant floors, the usable area measured from the inside surfaces of the outer glass of the Building, plus Tenant's Share of interior Common Areas. (ii) On multi-tenant floors, the usable area measured from the inside surface of the outer glass of the Building to the midpoint of all demising walls of the space being measured plus the area of each corridor adjacent to and required as the result of the layout of the space being measured, measured from the midpoint of the adjacent demising walls, plus Tenant's Share of interior Common Areas. Rules and Regulations. Reasonable rules and regulations promulgated by Landlord and uniformly applicable to Persons occupying the Building regulating the details of the operation and use of the Building. The initial Rules and Regulations are attached hereto as Exhibit E. Services. Basic Services and Additional Services. Stated Expiration Date. The Stated Expiration Date set forth in Section 1.01.

Taking. The taking or condemnation of title to all or any part of the Land or the possession or use of the Building or the Premises by a Person for any public use or purpose or any proceeding or negotiations which might result in such a taking or any sale or lease in lieu of or in anticipation of such a taking. Taxes. All taxes, special or general assessments, water rents, rates and charges, sewer rents and other impositions and charges imposed by Governmental Authorities of every kind and nature whatsoever, extraordinary as well as ordinary, and each and every installment thereof which shall or may during the term of this Lease be charged, levied, laid, assessed, imposed, become due and payable or become liens upon or for or with respect to the Land or any part thereof or the Building or the Premises, appurtenances or equipment owned by Landlord thereon or therein or any part thereof or on this Lease under or by virtue of all present or future Legal Requirements or a tax based on a percentage, fraction or capitalized value of the Rent (whether in lieu of or in addition to the taxes hereinbefore described). Taxes shall not include inheritance, estate, excise, succession, transfer, gift, franchise, net income, gross receipt, or profit taxes except to the extent such are in lieu of or in substitution for Taxes as now imposed on the Building, the Land, the Premises or this Lease. If for any year, including the Tax Base Year, Taxes have been reduced or abated, or are subsequently reduced or abated, because of vacancies in the Building, Taxes for such year shall be adjusted by Landlord to reasonably approximate the amount Taxes would have been had such vacancies not existed. Tenant. As defined in the preamble hereof. Tenant's Share.Tenant's Share is specified in Section 1.01 and is equal to the Rentable Area of the Premises divided by 95% of the Rentable Area of the Building. Term Commencement Date. The Term Commencement Date stated in Section 1.01. Title Conditions. All covenants, agreements, restrictions, easements and declarations of record on the date hereof so far as the same may be from time to time in force and applicable. Total Taking. (i) a Taking of: (a) the fee interest in all or substantially all of the Land or Building or (b) such title to, easement in, over, under or such rights to occupy and use any part or parts of the Land or Building to the exclusion of Landlord as shall have the effect, in the good faith judgment of the Landlord, of rendering the portion of the Land or Building remaining after such Taking (even if restoration were made) unsuitable for the continued use and occupancy of the Building for the Permitted Uses or (ii) a Taking of all or substantially all of the Premises or such title to or easement in, on or over the Premises to the exclusion of Tenant which in the good faith judgment of the Landlord prohibits access to the Premises or the exercise by Tenant of any rights under this Lease.

ARTICLE2 Premises 2.01Premises. Landlord hereby leases and lets to Tenant, and Tenant hereby takes and hires from Landlord, upon and subject to the terms, conditions, covenants and provisions hereof, the Premises subject to the Permitted Exceptions. Landlord reserves the right to install within or without the Premises pipes, ducts, vents, flues, conduits, wires and appurtenant fixtures which service the Premises and/or other parts of the Building; provided that such work is done in such a manner that it does not unreasonably interfere with Tenant's use of the Premises. 2.02Appurtenances. Tenant, in common with others entitled thereto from time to time, may use the Common Areas for the purposes for which they were designed. Landlord reserves the right, from time to time, to grant easements affecting the Land, to change or alter the boundaries of the Land and to alter, and grant to others the right to use, the entrances, parking areas and driveways on the Land, all for purposes of developing and using properties adjacent to the Land, so long as the same do not unreasonably interfere with Tenant's use of the Common Areas or reduce the number of parking spaces available for Tenant. 2.03Reservations By Landlord. Landlord reserves the right, exercisable at any time and from time to time without the same constituting an actual or constructive eviction and without incurring any liability therefor or otherwise affecting Tenant's obligations under this Lease, to make changes, alterations, additions, improvements, repairs or replacements to the Building and the Common Areas as long as such work does not unreasonably interfere with Tenant's business, including, without limitation, elimination of Common Areas and changing the size, arrangement and location of, and eliminating, entrances, lobbies, driveways, parking areas, doors, corridors, elevators, stairs and restrooms. ARTICLE3 Term 3.01Term Commencement. The Lease Term shall commence on the Term Commencement Date. 3.02Termination. The Lease Term shall end on the Lease Termination Date.

ARTICLE4 Rent 4.01Basic Rent. Tenant shall pay Landlord for the Premises, without offset or deduction and without previous demand therefor, the Basic Rent as annual rent for each Lease Year. Basic Rent shall be paid in equal monthly installments in advance on the first day of each calendar month during the Lease Term. The first installment of Basic Rent shall be paid simultaneously with the execution of this Lease by Tenant. Basic Rent for partial months at the beginning or end of the Lease Term shall be pro-rated. 4.02Computation of Basic Rent. The Basic Rent for each Lease Year shall be stated in Article 1.01 hereof. Basic Rent shall be exclusive of (and in addition to) amounts due hereunder for Taxes, Operating Expenses and Estimated Cost of Electrical Service. 4.03Annual Adjustment of Basic Rent - Intentionally deleted. ARTICLES Use of Premises 5.01Use Restricted. The Premises may be used for the Permitted Uses and for no other purpose. No improvements may be made in or to the Premises except as otherwise provided in this Lease. 5.02Rules and Regulations. Tenant shall comply with the Rules and Regulations established from time to time by Landlord. Landlord shall not be liable to Tenant for (a) the failure of other tenants to comply with such Rules and Regulations, (b) the failure of other tenants to comply with any term or provision of their respective leases or (c) any nuisance or wrongful, negligent, improper, offensive or unlawful act or omission of any such other tenant. ARTICLE6 Taxes; Operating Expenses; Estimated Cost of Electrical .Services 6.01Expenses and Taxes. If with respect to any Calendar Year, Tenant's Share of (a) Operating Expenses exceed the Adjusted Operating Expense Base or (b) Taxes exceed the Adjusted Tax Base (whether as the result of an increase in rate or assessment or both), Tenant shall pay to Landlord the amount of each such excess. Any amount due with respect to this Section 6.01 shall be due on the date which is thirty (30) days after receipt by Tenant of the statement described in Section 6.02 hereof. 6.02Annual Statement of Additional Rent Due. Landlord shall render to Tenant a statement, showing (i) for the Calendar Year so indicated (a) Taxes and (b) Operating Expenses and (ii) for the then current Calendar Year, an estimate for (a) Operating Expenses (b) Taxes and (c) Tenant's obligation under Section 6.01. 6.03Monthly Payments of Additional Rent. Tenant shall pay to Landlord in advance for each calendar month of the Lease Term falling between receipt by Tenant of the statement described in Section 6.02 and receipt by Tenant of the next such statement, as Additional Rent an amount equal to l/l2th of Tenant's estimated obligation under Section 6.01 shown thereon. The amount due under this Section 6.03 shall be paid with Tenant's monthly payments of Basic Rent and shall be credited by Landlord to Tenant's obligations under Section 6.01. If the total amount paid hereunder exceeds the amount due under such Section, such excess shall be credited by Landlord against the monthly installments of Additional Rent next falling due or shall be refunded to Tenant upon the expiration or termination of this Lease (unless such expiration or termination is the result of an Event of Default). 6.04Accounting Periods. Landlord shall have the right from time to time to change the periods of accounting hereunder to any other annual period than a Calendar Year, and upon any such change, all items referred to in this Article 6 shall be appropriately apportioned. In all statements rendered under Section 6.02, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, and any items which are not determinable at the time of a statement shall be included therein on the basis of Landlord's estimate and with respect thereof Landlord shall render to Tenant promptly after determination a supplemental statement and appropriate adjustment shall be made according thereto. 6.05Abatement of Taxes. Landlord may at any time and from time to time make application to the appropriate Governmental Authority for an abatement of Taxes. If (i) such an application is successful for reasons other than the existence of vacancies in the Building and (ii) Tenant has made any payment in respect of Taxes pursuant to this Article 6 for the period with respect to which the abatement was granted, Landlord shall (a) deduct from the amount of the abatement all expenses incurred by it in connection with the application (b) recompute Tenant's obligation with respect to Taxes under Section 6.01 and refund any overpayment to Tenant and (c) retain the balance, if any.

6.06Electric Service; Payment as Additional Rent. If applicable, the Estimated Cost of Electrical Service is Landlord's estimate of the cost (on the date hereof) of lighting the Premises and operating Tenant's office equipment. This estimate is based on information supplied to Landlord by Tenant and shall be subject to adjustment as hereinafter set forth. Tenant shall reimburse Landlord for the cost of providing such electrical energy by paying to Landlord the Estimated Cost of Electrical Service. Tenant shall pay Landlord (without previous demand therefor) such amount in monthly installments on the same day on which Basic Rent is due. If Tenant (a) connects equipment (i) other than normal office equipment or (ii) which operates in excess of 120 volts nominal to the Building distribution system or (b) operates any such equipment beyond normal operating hours, the Estimated Cost of Electrical Service shall be increased by an amount which will reflect the cost to Landlord of the additional electrical service to be furnished by Landlord. If Landlord and Tenant cannot agree on the amount of such increase, such amount shall be conclusively determined by a reputable independent electrical engineer or consulting firm to be selected by Landlord and paid equally by both parties. All additional risers or other equipment required for equipment other than normal office equipment or equipment which operates on 120 volts nominal shall be provided by Landlord, and the cost thereof shall be paid by Tenant. Landlord shall have the right to install, at Tenant's expense, a so-called check meter which shall measure the amount of electricity actually used in the Premises. If Landlord exercises such right, then from and after the effective date of such new metering, Landlord may bill Tenant periodically for electricity usage as shown by such meter. If at any time Landlord provides electricity which it or an Affiliate has generated, whether by solar panels or otherwise ("Landlord-generated Electricity"), Landlord may (a) charge Tenant therefor if Tenant pays for electricity by metering , by the payment of the Estimated cost of Electrical Service or otherwise and (b) to the extent electricity may be included in Operating Expenses, Landlord may include a charge for such Landlord-generated Electricity in Operating Expenses, in each case at the same rate which the electric utility provider charges for the same amount of electricity. If Landlord or an Affiliate generates Landlord-generated Electricity at another property which results in Landlord obtaining a credit against the electric utility provider's charges for electricity at the Building, the cost of electricity at the Building shall be determined as if such credit had not been obtained. 6.07Change in Rates or Usage. The Estimated Cost of Electrical Service is based on current rates for such service and Landlord's good faith estimate of the usage of electricity by Tenant. If at any time after the date of this Lease, (i) the rates at which Landlord purchases electrical energy, or any charges incurred or taxes payable by Landlord in connection therewith shall be increased or (ii) the usage by Tenant exceeds Landlord's estimate thereof, the Estimated Cost of Electrical Service shall be increased by an amount equal to the estimated increase in Landlord's cost of furnishing the electricity referred to above as a result of such increase in rates, charges, taxes or usage.

6.08Late Payment of Rent and Late Charges. Tenant's failure to pay Rent, Additional Rent, or any other Lease costs when due under this Lease may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges that may be imposed on Landlord by any ground lease, mortgage, or deed of trust encumbering the Land or Building. Therefore, if Landlord does not receive the Rent, Additional Rent, or any other Lease costs in full within five (5) days of its due date, Tenant shall pay Landlord a late charge, which shall constitute liquidated damages, equal to ten percent (10%) of each unpaid portion ("Late Charge"), which shall be paid to Landlord together with such Rent, Additional Rent, or other Lease costs then in arrears. The parties agree that such Late Charge represents a fair and reasonable estimate of the cost Landlord will incur by reason of such late payment. For each Tenant payment check to Landlord that is returned by a bank for any reason, Tenant shall pay both a Late Charge (if applicable) and a returned check charge ("Returned Check Charge") in an amount equal to that charged by Landlord's bank at the time. All Late Charges and any Returned Check Charge shall then become Additional Rent and shall be due and payable immediately along with such other Rent, Additional Rent, or other Lease costs then in arrears. Money paid by Tenant to Landlord shall be applied to Tenant's account in the following order: (i) to any unpaid Additional Rent, including, without limitation, Late Charges, Returned Check Charges, legal fees and/or court costs legally chargeable to Tenant, Operating Expenses and Taxes; and then (ii) to unpaid Basic Rent. Nothing herein contained shall be construed so as to compel Landlord to accept any payment of Rent, Additional Rent, or other Lease costs in arrears or Late Charge or Returned Check Charge should Landlord elect to apply its rights and remedies available under this Lease or at law or in equity in the case of an Event of Default hereunder by Tenant. Landlord's acceptance of Rent, Additional Rent, or other Lease costs in arrears or Late Charge or Returned Check Charge pursuant to this clause shall not constitute a waiver of Landlord's rights and remedies available under this Lease at law or in equity. In the event that Tenant makes three or more late payments of Rent during the Term, Landlord may deem such action, without further notice, to constitute an Event of Default sufficient to terminate (i) the Lease (ii) any provision for exercise by Tenant of any option rights under the Lease or (iii) both.

ARTICLE7 Improvements, Repairs, Additions, Replacements 7.01Preparation of the Premises. Except as provided in Exhibit C, the Premises shall be leased in its present "as is" condition, and Landlord shall have no obligation to perform any work or construction in the Premises to prepare it for Tenant's occupancy. 7.02Alterations and Improvements. Tenant shall not make alterations or additions to the Premises without Landlord's prior written approval and then only in accordance with plans and specifications therefor first approved by Landlord. Tenant shall not hang shades, curtains, signs, awnings or other materials to or make any change in the appearance of any glass visible from outside of the Premises, add any window treatments of any kind or install furniture visible from outside of the Premises, without Landlord's prior written consent. Without limitation, Landlord may withhold approval of any alterations or additions which would (a) delay completion of the Premises or the Building, or (b) require unusual expense to readapt the Premises to normal office use upon termination of this Lease or increase (i) the cost of (a) construction or (b) insurance or (ii) Taxes. All alterations and additions shall be part of the Premises unless and until Landlord shall specify the same for removal in a notice delivered to Tenant on or before the Lease Termination Date. All of Tenant's alterations and additions and installation of furnishings shall be coordinated with any work being performed by Landlord and in such manner as to maintain harmonious labor relations and not to damage the Building or the Premises or interfere with Building operation and, except for installation of furnishings, shall be performed by contractors or workmen first approved by Landlord. Except for work done by or through Landlord, Tenant before its work is started shall: secure all licenses and permits necessary therefor; deliver to Landlord a statement of the names of all its contractors and subcontractors and the estimated cost of all labor and material to be furnished by them; provide to Landlord such payment, performance and lien bonds or other security as Landlord shall reasonably require; and cause each contractor to carry workers' compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and commercial general liability insurance with limits as Landlord may reasonably require, but in no event less than $1,000,000.00 and property damage insurance with limits of not less than $1,000,000.00 and have deductibles of no more than $5,000.00 (all such insurance to be written by companies approved by Landlord and insuring Tenant and Landlord and its managing agent and its mortgagees, as well as the contractors), and to deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any work done in the Premises by Tenant, its agents, employees or independent contractors, and not to cause or permit any liens therewith to attach to the Premises and immediately to discharge any such liens which may so attach. All construction work done by Tenant, its agents, employees or independent contractors shall be done in a good and workmanlike manner and in compliance with all Legal Requirements and Insurance Requirements.

7.03Maintenance. Except for Landlord's obligations under Section 8.01, Tenant shall, at all times during the Lease Term, and at its own cost and expense, (i) keep and maintain the Premises in good repair and condition (ordinary wear and tear and damage by fire or casualty only excepted) and (ii) use all reasonable precautions to prevent waste, damage or injury thereto. 7.04Redelivery. On the Lease Termination Date, without limiting its other obligations under this Lease (including under Section 7.02), Tenant shall surrender all keys to the Premises, remove all of its trade fixtures, equipment and personal property in the Premises and all of Tenant's signs and quit and surrender the Premises free and clear of all tenants, occupants, liens, and encumbrances whatsoever. Tenant shall, subject to the provisions of Articles 17 and 18 hereof, surrender the Premises to Landlord broom clean and in good condition and repair (ordinary wear and tear and damage by fire or casualty only excepted) with all damage occasioned by Tenant's removal of Tenant's trade fixtures, equipment or equipment repaired at Tenant's cost to Landlord's satisfaction. Any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as it shall determine. Tenant shall pay Landlord the entire cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements. ARTICLES Building Services 8.01Building Services; Maintenance. Landlord shall furnish, or cause to be furnished, during the Lease Term the Basic Services. Subject to Articles 17 and 18, Landlord shall maintain the Common Areas, exterior walls (exclusive of glass and doors and exclusive of the interior surface of the exterior walls, all of which Tenant shall maintain and repair), roof, foundation, structural supports of the Building and the heating, plumbing, electrical, air-conditioning and mechanical systems, provided that Landlord shall not be required to repair or maintain any specialized systems installed by or for Tenant unless Landlord otherwise elects. 8.02Other Janitors. No persons shall be employed by Tenant to do janitorial work in the Premises and no persons other than the janitors of the Building shall clean the Premises unless Landlord shall give its written consent thereto. Any person employed by Tenant with Landlord's consent to do janitorial work shall, while in the Building, either inside or outside the Premises, be subject to and under the control and direction of the superintendent of the Building (but not as agent or servant of said superintendent or of Landlord).

8.03Additional Services. Tenant will pay the Landlord a reasonable charge for any extra cleaning of the Premises required because of the carelessness or indifference of Tenant and for any Additional Services rendered at the request of Tenant. If the cost of cleaning the Premises shall be increased due to the installation in the Premises, at Tenant's request, of any unique or special materials, finish or equipment, Tenant shall pay the Landlord an amount equal to such increase in cost. All charges for Additional Services shall be due and payable within ten (10) days of the date on which they are billed. 8.04Limitations on Landlord’s Liability. Landlord shall not be liable for damages, and not in default hereunder, for any failure or delay in complying with its obligations hereunder, including, without limitation, furnishing electricity, any Basic Service or Additional Service, when such failure or delay is occasioned by Force Majeure or by the act or Default of Tenant. No such failure or delay shall be held or pleaded as eviction or disturbance in any manner whatsoever of Tenant's possession or give Tenant any right to terminate this Lease or give rise to any claim for set-off or any abatement of Rent of any of Tenant's obligations under this Lease. 8.05Electric Service. If electricity is separately metered for the Premises, Tenant, at its expense, shall obtain electricity from such source or sources as Landlord shall designate from time to time as the electricity source or sources for the Building, and Landlord shall have no obligation to furnish electricity to the Premises. If electricity is not separately metered to the Premises, Landlord shall furnish electrical energy required for lighting the Premises and operating Tenant's office equipment used in the Premises and Section 6.06 shall be applicable thereto, provided, however, Landlord may, at any time, elect to discontinue the furnishing of electrical energy. In the event of any such election by Landlord: (1) Landlord shall give reasonable advance notice of any such discontinuance to Tenant; (2) Landlord shall permit Tenant to receive electrical service directly from such source or sources as Landlord shall designate as the electricity source or sources for the Building from time to time and to use (in common with others) the existing feeders, risers, wiring and other electrical facilities serving the Premises for such purpose to the extent they are suitable and safely capable; (3) Landlord shall pay such charges and costs, if any, as such sources(s) may impose in connection with the installation of Tenant's meters and pay for such other installations as such public utility may require as a condition to providing comparable electrical service to Tenant; (4) Tenant's obligations under Section 6.06 to pay the Estimated Cost of Electrical Service shall end; and (5) Tenant shall thereafter pay, directly to the sources(s) furnishing the same, all charges for electrical services to the Premises promptly when due. Landlord shall not be liable for any interruption or failure in the supply of electricity or other utilities to the Premises.

ARTICLE9 Tenant's Particular Covenants 9.01Pay Rent. Tenant shall pay when due all Rent and all charges for utility services rendered to the Premises not included in Rent and, as further Additional Rent, all charges charged by Landlord for Additional Services. 9.02Occupancy of the Premises. Tenant shall occupy the Premises continuously during the Lease Term from the Term Commencement Date for the Permitted Uses only. Tenant shall not (i) injure or deface the Premises or the Building, (ii) install any sign in or on any window, demising wall or Common Area, (iii) permit in the Premises any flammable fluids or chemicals not reasonably related to the Permitted Uses nor (iv) permit nuisance or any use thereof which is improper, offensive, contrary to any Legal Requirement or Insurance Requirement or liable to render necessary any alteration or addition to the Building. Tenant shall not permit any noise, vibration or odor to emit from the Premises which in Landlord's sole discretion is offensive or inappropriate for a first class office Building. In the event any direct, indirect or consequential loss is incurred by Landlord as a result of said offensive or inappropriate noise, odor or vibration, Tenant shall indemnify Landlord for such loss. 9.03Safety. Tenant shall keep the Premises equipped with all safety appliances required by Legal Requirements or Insurance Requirements because of any use made by Tenant. Tenant shall procure all Authorizations so required because of such use and, if requested by Landlord, shall do any work so required because of such use, it being understood that the foregoing provision shall not be construed to broaden in any way the Permitted Uses. 9.04Equipment. Tenant shall not place a load upon the floor of the Premises exceeding the live load for which the floor has been designed for fifty (50) pounds per square foot; and shall not move any safe or other heavy equipment in, about or out of the Premises except in such a manner and at such a time as Landlord shall in each instance authorize. Tenant shall isolate and maintain all of Tenant's machines and mechanical equipment which cause or may cause air-borne or structure-borne vibration or noise, whether or not it may be transmitted to any other premises so as to eliminate such vibration or noise. 9.05Electrical Equipment. Tenant shall not, without prior written notice to Landlord in each instance (i) connect to the Building electric distribution system anything other than normal office equipment or (ii) operate such equipment on a regular basis beyond normal Building operating hours. Tenant's use of electrical energy in the Premises shall not at any time exceed the capacity of any of the electrical conductors or equipment in or otherwise serving the Premises. Tenant shall not, without prior written notice to Landlord in each instance, connect to the Building electric distribution system any fixtures, appliances or equipment which operate on a voltage in excess of 120 volts nominal or make any alteration or addition to the electric system of the Premises. 9.06Pay Taxes. Tenant shall pay promptly when due all taxes upon personal property (including, without limitation, fixtures and equipment) in the Premises to whomsoever assessed. ARTICLE IO Requirements of Public Authority 10.01 Legal Requirements. Tenant shall, at its own cost and expense, promptly observe and comply with all Legal Requirements. Tenant shall pay all costs, expenses, liabilities, losses, damages, fines, penalties, claims and demands, that may in any manner arise out of or be imposed because of the failure of Tenant to comply with the covenants of this Article 10. Landlord shall not be responsible or liable for any loss or interruption of Tenant's business, or any costs of compliance, caused by the enforcement of any Legal Requirements which are related to Tenant's use of the Premises or the Common Areas. Tenant shall not dump, flush, or in any way introduce any Hazardous Substances or any other toxic substances into the septic, sewage or other waste disposal system or generate, store or dispose of Hazardous Substances in or on the Premises or the Land, or dispose of Hazardous Substances from the Premises or the Land to any other location without the prior written consent of Landlord and then only in compliance with the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C.§6901 et seq., the Massachusetts Hazardous Waste Management Act, M.G.L. c.21C., as amended, the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, M.G.L. c.21E, as amended, and all other applicable codes, regulations, ordinances and laws. Tenant shall notify Landlord of any incident which would require the filing of a notice under M.G.L. c.21E and shall comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises or the Land. "Hazardous Substances" as used in this Section shall mean "hazardous substances" as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. §9601 and regulations adopted pursuant to such Act. Landlord may, if it so elects, make any of the repairs, alterations, additions or replacements which otherwise would be Tenant's responsibility under this Section which affect the Building structure or the Building systems, and Tenant shall reimburse Landlord for the cost thereof within twenty (20) days of Landlord's invoice therefor.

Tenant will provide Landlord, from time to time upon Landlord's request, with all records and information regarding any Hazardous Substance maintained on the Premises by Tenant. Landlord shall have the right, at Tenant's expense, to make such inspections as Landlord shall reasonably elect from time to time to determine if Tenant is complying with this Section or with Tenant's obligations elsewhere under this Lease. 10.02 Contests. Tenant shall have the right to contest by appropriate legal proceedings diligently conducted in good faith, in the name of the Tenant or Landlord (if legally required), or both (if legally required), without cost, expense, liability or damage to Landlord, the validity or application of any Legal Requirement and, if compliance with any of the terms of any such Legal Requirement may legally be delayed pending the prosecution of any such proceeding, Tenant may delay such compliance therewith until the final determination of such proceeding. ARTICLE 11 Covenant Against Liens 11.01 Mechanics' Liens. Landlord's right, title and interest in the Premises, the Land or the Building shall not be subject to or liable for liens of mechanics or materialmen for work done on behalf of Tenant in connection with improvements to the Premises. Notwithstanding such restriction, if because of any act or omission of Tenant, any mechanics' lien or other lien, charge or order for payment of money shall be filed against any portion of the Premises or the Land or the Building, Tenant shall, at its own cost and expense, cause the same to be discharged of record within fifteen (15) days after the filing thereof. 11.02 Right to Discharge. Without otherwise limiting any other remedy of Landlord for default hereunder, if Tenant shall fail to cause such liens to be discharged of record within the aforesaid fifteen (15) day period, then Landlord shall have the right to cause the same to be discharged. All amounts paid by Landlord to cause such liens to be discharged shall constitute Additional Rent. ARTICLE 12 Access to I>_remises 12.01 Access. Landlord or Landlord's agents and designees shall have the right, but not the obligation, to enter upon the Premises at all reasonable times during ordinary business hours to examine same and to exhibit the Premises to prospective purchasers, mortgagees, tenants or other persons or agents as Landlord shall designate from time to time.

ARTICLE 13 Assignment and Subletting: Occupancy Arrangements 13.01 Subletting and Assignment. Tenant shall not enter into any Occupancy Arrangement, either voluntarily or by operation of law without the prior consent of Landlord, which consent will not be unreasonably withheld. Without limiting the generality of the foregoing, in no event shall Tenant enter into negotiations to sublet all or any part of the Premises or to assign this Lease, offer to so sublet or assign or so sublet or assign to any tenant or occupant of the Building or the complex in which the Building located or to any party with whom Landlord is then negotiating with respect to space in the Building or the complex in which the Building located. If Tenant intends to enter into an Occupancy Arrangement, Tenant shall so notify Landlord in writing, stating the name of (and providing a financial statement with respect to) the Person whom Tenant intends to enter into such Arrangement, the exact terms of the Occupancy Arrangement and a precise description of the portion of the Premises intended to be subject thereto. Within thirty (30) days of receipt of such writing, Landlord shall either (i) consent to such Occupancy Arrangement, (ii) terminate this Lease with respect to so much of the Premises as is intended to be subject thereto, or (iii) deny consent to such Occupancy Arrangement. The Landlord shall not be deemed to be unreasonable in denying its consent to any proposed assignment or subletting by the Tenant based on any of the following factors, without limitation: (a) The business of the proposed tenant is not consistent with the image and character which the Landlord desires to promote for the Building; (b) The proposed assignment or subletting could adversely affect the ability of the Landlord and its affiliates to lease space in the Building, including leasing space to any proposed assignee or subtenant; and (c) The credit worthiness of the proposed tenant is unsatisfactory to the Landlord, as the Landlord may determine in its reasonable discretion. If the Landlord consents to such Occupancy Arrangement, Tenant shall (i) enter into such Arrangement on the exact terms described to Landlord within fourteen (14) days of Landlord's consent or comply again with the terms of this Section and (ii) remain liable for the payment and performance of the terms and covenants of this Lease. If Tenant enters into such an Occupancy Arrangement, Tenant shall pay to Landlord when received the excess, if any, of amounts received in respect of such Occupancy Arrangement over the Rent. For the purpose of the preceding sentence, amounts received by Tenant in respect of such Occupancy Arrangement shall be deemed to include (a) any costs assumed or paid by the subtenant thereunder (such as brokerage commissions, tenant improvements and other expenses) which normally are paid by landlords or sub-landlords in comparable transactions and (b) any sums paid for the sale, rental or use of any of Tenant's personal property (in the case of a sale only, reduced by Tenant's depreciated basis thereof for federal income tax purposes).

If Landlord terminates this Lease pursuant to this Section, all Rent due shall be adjusted as of the day the Premises (or portion thereof) are redelivered to Landlord. Any portion of the Premises so redelivered shall be in the condition specified in Section 7.04 hereof. If Tenant's stock is not publicly held, the provisions of this Section 13.01 shall apply to a transfer (by one or more transfers) of a majority of the stock or other ownership interests of Tenant as if Tenant had entered into an Occupancy Arrangement. Such provisions shall not apply to transactions with an entity into or with which Tenant is merged or consolidated or to which substantially all of Tenant's assets are transferred or to any entity which controls or is controlled by Tenant or is under common control with Tenant, provided that in any of such events (i) the successor to Tenant has a tangible net worth computed in accordance with generally accounting principles at least equal to the tangible net worth of Tenant immediately prior to such merger, consolidation or transfer, (ii) proof satisfactory to Landlord of such tangible net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction, and (iii) the assignee agrees directly with Landlord, by written instrument in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment or subletting. ARTICLE 14 Indemnity 14.01 Tenant's Indemnity. To the fullest extent permitted by law, Tenant shall indemnify and save harmless Landlord from and against any and all liability, damage, penalties or judgments and from and against any claims, actions, proceedings and expenses and costs in connection therewith, including reasonable counsel fees, arising from injury to person or property sustained by anyone in and about the Building or the Premises or the Land by reason of an act or omission of Tenant, or Tenant's officers, agents, servants, employees, contractors, sublessees or invitees. Tenant shall, at its own cost and expense with counsel approved by Landlord, defend any and all suits or actions (just or unjust) in which Landlord may be impleaded with others upon any such above mentioned matter, claim or claims, except as may result from the acts as set forth in Section 14.02. All merchandise, furniture, fixtures and property of every kind, nature and description of Tenant or Tenant's employees, agents, contractors, invitees, visitors, or guests which may be in or upon the Premises, the Land or the Building during the Lease Term shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be damaged, destroyed, stolen or removed by reason of any cause or reason whatsoever, other than the negligence or willful misconduct of Landlord, no part of said damage or loss shall be charged to or borne by Landlord. 14.02 Landlord's Liability. Except for wrongful acts or negligence or the wrongful acts or negligence of its officers, agents, servants, employees or contractors, Landlord shall not be responsible or liable for any damage or injury to any property, fixtures, buildings or improvements, or to any person or persons, at any time in the Premises, including any damage or injury to Tenant or to any of Tenant's officers, agents, servants, employees, contractors, invitees, customers or sublessees. ARTICLE 15 Insurance 15.01 Liability Insurance. Tenant shall maintain, at its expense, in force during the Lease Term, commercial general liability insurance in a good and solvent insurance company or companies licensed to do business in the Commonwealth of Massachusetts, selected by Tenant, and reasonably satisfactory to Landlord, and in an amount reasonably required by Landlord from time to time but in any event not less than One Million Dollars ($1,000,000.00) with respect to injury or death to any one person and One Million Dollars ($1,000,000.00) with respect to injury or death to more than one person in any one accident or other occurrence and One Million Dollars ($1,000,000.00) with respect to damage to property. Such policy or policies shall include Landlord and Landlord's managing agent and mortgagees as additional insureds and have deductibles of no more than $5,000.00. Tenant shall also maintain in force during the Lease Term (a) worker's compensation insurance with statutory limits covering all of Tenant's employees working at the Premises and (b) all risk insurance covering all of its equipment and personal property in the Premises in an amount equal to the full replacement cost thereof. 15.02 Casualty Insurance. Unless Landlord shall not elect to insure the same, Tenant shall cause all alterations and improvements to the Premises made by or for Tenant to be insured for the benefit of Landlord and Tenant, as their respective interests may appear, against loss or damage under all risk coverage satisfactory to Landlord in an amount equal to the replacement value thereof. Certificates thereof shall be delivered to Landlord. 15.03 Certificates. Tenant agrees to deliver to Landlord certificates of the insurance required under Sections 15.01 and 15.02 as of the date hereof and thereafter not less than thirty (30) days prior to the expiration of any such policy. Such insurance shall not be cancelable without thirty (30) days' written notice to Landlord. ARTICLE 16 Waiver of Subrogation 16.01 Waiver of Subrogation. All property insurance policies carried by either party covering the Premises, including but not limited to contents, fire and casualty insurance, shall expressly waive any right on the part of the insurer to make any claim against the other party. The parties hereto agree that their policies will include such waiver clause or endorsement. 16.02 Waiver of Rights. Notwithstanding any other terms or provisions of this Lease, each Landlord and Tenant, on behalf of itself and its insurers, hereby waives all claims, causes of action and rights of recovery against the other and the other's respective partners, agents, officers and employees, for any damage to or destruction of property or business which shall occur on or about the Land or the Building and shall result from any of the perils insured under any and all policies of insurance maintained by the waiving party, regardless of cause, including the negligence and intentional wrongdoing of either party and their respective agents, officers and employees but only to the extent of recovery, if any under such policy or policies of insurance; provided however, that this waiver shall be ineffective in the event any such insurer would be relieved from the obligation to make payment pursuant to a policy of insurance by reason of this waiver. ARTICLE 17 Damage or Destruction 17.01 Substantial Damage. If the Building or any part thereof shall be damaged by fire or other casualty to the extent that substantial alteration or reconstruction of the Building shall, in Landlord's sole opinion, be required (whether or not the Premises shall have been damaged) or if all or any portion of the insurance proceeds are applied to the mortgage debt or if the net insurance proceeds available to Landlord are insufficient to restore, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within sixty (60) days after the date of such damage. If this Lease is so terminated, Rent shall be abated as of the date of such damage. 17.02 Restoration. If Landlord does not terminate this Lease pursuant to Section 17.01, Landlord shall, after receipt by Landlord of the Proceeds payable in respect of such fire or other casualty, proceed with reasonable diligence to repair and restore the Building (subject to Force Majeure) to substantially the same condition in which it was immediately prior to the occurrence of the casualty. Landlord may, but shall not be required to, repair or restore any alterations or improvements made by Tenant, and, if Landlord elects to do so, Tenant shall make available to Landlord all insurance proceeds relating thereto. Landlord shall not be required to rebuild, repair, or replace any part of Tenant's furniture, furnishings or fixtures or equipment. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from such damage or the repair thereof, except that, Landlord shall allow Tenant a proportionate abatement of Rent during the time and to the extent the Premises are unfit for occupancy.

ARTICLE 18 Eminent Domain 18.01 Total Taking. If the Premises or the Building should be the subject of a Total Taking, then this Lease shall terminate as of the date when physical possession of the Building or the Premises is taken by the condemning authority. 18.02 Partial Taking. If there shall occur a Partial Taking, Rent shall be abated by an amount representing that part of the Rent properly allocable to the portion of the Premises so taken and Landlord shall, at Landlord's sole expense, restore and reconstruct the Building (to the extent of the net proceeds made available to Landlord) and the Premises to substantially their former condition to the extent that the same, in Landlord's judgment, may be feasible. The Landlord shall have no liability for interruption of Tenant's business. 18.03. Awards and Proceeds. All Proceeds payable in respect of a Taking shall be the property of Landlord. Tenant hereby assigns to Landlord all rights of Tenant in or to such Proceeds, provided that Tenant shall be entitled to separately petition the condemning authority for a separate award for its moving expenses and trade fixtures but only if such a separate award will not diminish the amount of Proceeds payable to Landlord. ARTICLE 19 Quiet Enjoyment 19.01 Landlord's Covenant. Provided that an Event of Default has not occurred and is not then continuing, Tenant shall, subject to the Permitted Exceptions, quietly have and enjoy the Premises during the Lease Term, without hindrance or molestation from any Person lawfully claiming by, through or under Landlord. 19.02 Superiority of Lease: Option to Subordinate. At any time and from time to time, Landlord shall have the option to subordinate this Lease to any mortgage of the Premises provided that the holder of record thereof enters into a non-disturbance agreement with Tenant in such holder's customary form or, if specified by Landlord, in the form of Exhibit G hereto. Tenant agrees to execute and deliver any appropriate instruments necessary to carry out the agreements contained in this Section 19.02.

19.03 Notice to Mortgagee. No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's mortgagees of record, if any, specifying the act or failure to act on the part of Landlord which could or would give rise to Tenant's rights, and (ii) such mortgagees, after receipt of such notice, have had the opportunity to cure such default within a reasonable time thereafter; but nothing contained in this Section 19.03 shall be deemed to impose any obligation on any such mortgagees to correct or cure any such condition. "Reasonable time" as used above shall mean a period of not less than thirty (30) Business Days and shall include (but not be limited to) a reasonable time to obtain possession of the Building if the mortgagee elects to do so and a reasonable time to correct or cure the condition if such condition is determined to exist. 19.04 Other Provisions Regarding Mortgagees. If this Lease or the Rent due hereunder is assigned to a mortgagee as collateral security for a loan, no such mortgagee shall be deemed to have assumed any of Landlord's obligations hereunder solely as a result of said assignment. A mortgagee to whom this Lease has been so assigned shall be deemed to have assumed such obligations only if (i) by the terms of the instrument of assignment such mortgagee specifically elects to assume such obligations or (ii) such mortgagee has (a) foreclosed its mortgage, (b) accepted a deed in lieu thereof, or (c) taken possession of the Premises by entry or otherwise. Even if such mortgagee assumes the obligations of Landlord hereunder, (i) any such obligation under Section 24.01 to return the Security Deposit to the Tenant shall be limited to the amount actually received by the mortgagee with respect thereto, and (ii) such mortgagee will be liable for breaches of any of Landlord's obligations hereunder only to the extent such breaches occur during the period of ownership by the mortgagee after foreclosure (or any conveyance by a deed in lieu thereof), all as set forth in Section 25.09 hereof. Tenant shall from time to time, at the request of Landlord or any of Landlord's mortgagees, provide Landlord and such mortgagee with financial information pertaining to Tenant as Landlord or such mortgagee may reasonably request. ARTICLE20 Defa11lts;_ Events of Default 20.01 Defaults. The following shall, if any requirement for notice or lapse of time or both has not been met, constitute Defaults, and, if such requirement for notice or lapse of time have been met, constitute Events of Default hereunder: (1)Occurrence of any event set forth in Article 21 hereof; (2) The failure of Tenant to pay Rent when the same shall be due and payable and the continuance of such failure for a period of five (5) days after receipt by Tenant of notice in writing from Landlord specifying such failure;

(3) The failure of Tenant to observe any covenant made by it in Sections 13.01, 15.01 and 25.03 hereof; (4) The failure of Tenant to keep, observe or perform any of the other covenants, conditions and agreements herein contained on Tenant's part to be kept, observed or performed and the continuance of such failure without the curing of same for a period of twenty (20) days after receipt by Tenant of notice in writing from Landlord specifying in reasonable detail the nature of such failure. 20.02 Tenant's Best Efforts. In the event that the Default under Section 20.01(4) is of such a nature that it cannot be cured within such twenty (20) day period, then such Default shall not be deemed to be an Event of Default so long as Tenant, after receiving such notice, proceeds to cure the Default as soon as reasonably possible and continues to take all steps necessary to complete the same within a period of time which, under all prevailing circumstances, shall be reasonable. No such Default under Section 20.01(4) shall be deemed to be an Event of Default if and so long as Tenant shall be so proceeding to cure the same in good faith or be delayed in or prevented from curing the same by reason of Force Majeure. ARTICLE21 Insolvency 21.01 Insolvency. If (1) there occurs with respect to Tenant an Insolvency or (2) any execution or attachment is issued against Tenant or any of its property and as a result thereof the Premises are taken or occupied by some Person other than the Tenant, except as may herein be permitted, then an Event of Default hereunder shall be deemed to have occurred so that the provisions of Article 22 hereof shall become effective and Landlord shall have the rights and remedies provided for therein. ARTICLE22 Landlord's Remedies; Damages on Default 22.01 Landlord's Remedies. If an Event of Default shall occur and be continuing, Landlord may, at its option, give to Tenant a notice terminating this Lease upon a date specified in such notice, or Landlord may enter the Premises for the purpose of terminating this Lease, and upon the date specified in said notice or upon such entry the term and estate hereby vested in Tenant shall cease and any and all other right, title and interest of Tenant hereunder shall likewise cease without further notice or lapse of time, as fully and with like effect as if the entire Lease Term had lapsed, but Tenant shall continue to be liable to Landlord as hereinafter provided.

If such Event of Default results from Tenant's failure to pay any sums payable under Section 7.01, Landlord may, at its option, in addition to or in lieu of the other remedies available to Landlord, refuse Tenant access to the Premises. If such Event of Default results from Tenant's failure to pay a charge for an Additional Service pursuant to Section 8.03 hereof, Landlord may, without further notice to Tenant, discontinue any or all of such Additional Services. 22.02 Surrender. Upon any termination of this Lease as the result of an Event of Default, Tenant shall quit and peacefully surrender the Premises to Landlord. Upon or at any time after any such termination, Landlord may without further notice enter the Premises and possess itself thereof by summary proceedings or otherwise, and may dispossess Tenant and remove Tenant and all other Persons and property from the Premises and may have, hold and enjoy the Premises and the right to receive all rental income of and from the same. 22.03 Right to Relet. At any time from time to time after any such termination, Landlord may relet the Premises or any part thereof, in the name of Landlord or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Lease Term) and on such conditions (which may include concessions or free rent) as Landlord, in its reasonable discretion, may determine and may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Premises or any part thereof, or for any failure to collect any rent due upon any such reletting. 22.04 Survival of Covenants. No such termination of this Lease shall relieve Tenant of its liability and obligations under this Lease and such liability and obligations shall survive any such termination. Tenant shall indemnify and hold Landlord harmless from all loss, cost, expense, damage or liability arising out of or in connection with such termination. In the event of any termination, Landlord shall make reasonable efforts to rrut1gate damages and Tenant shall pay the Basic Rent, Additional Rent and other sums payable hereunder up to the time of such termination, and. thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as current damages, the Basic Rent, Additional Rent and other sums which would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises , after deducting all expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys' fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting. Tenant shall pay such current damages to Landlord monthly on the days which the Basic Rent would have been payable hereunder if this Lease had not been terminated.

At any time after such termination, whether or not Landlord shall have collected any such current damages and in lieu of all such current damages beyond the date of such demand, at Landlord's election Tenant shall pay to Landlord an amount equal to the excess, if any of the Basic Rent, Additional Rent and other sums as hereinbefore provided which this paragraph would be payable hereunder from the date of such demand (assuming that for the purposes of this paragraph, annual payments by Tenant on account of Taxes and Operating Expenses would be the same as the payments required for the immediately preceding Calendar Year) for what would be the then unexpired Term of this Lease if the same had remained in effect, over the then fair net value of the Premises for the same period. 22.05 Right to Equitable Relief. If there shall occur a Default or threatened Default, Landlord shall be entitled to enjoin such Default or threatened Default and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry, summary proceedings, and other remedies were not provided for in this Lease. 22.06 Right to Self Help; Interest on Overdue Rent. If an Event of Default shall occur and be continuing, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform the defaulted obligation notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such Event of Default. In performing such obligation, Landlord may make any payment of money or perform any other act. The aggregate of (i) all sums so paid by Landlord, (ii) interest (at the rate of 1 1/2% per month or the highest rate permitted by law, whichever is less) on such sums and (iii) all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be Rent under this Lease and shall be payable to Landlord immediately upon demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease. All Rent not paid when due shall bear interest at the rate provided in the preceding paragraph, payable on demand. 22.07 Payment of Landlord's Cost of Enforcement Tenant shall pay, on demand, Landlord's expenses, including reasonable attorney's fees, incurred in enforcing any obligation of Tenant under this Lease or in curing any default by Tenant under this Lease as provided in Section 22.06. 22.08 F11I"ther Remedies. Upon any termination of this Lease pursuant to Section 22.01, or at any time thereafter, Landlord may, in addition to and without prejudice to any other rights and remedies Landlord shall have at law or in equity, re-enter the Premises, and recover possession thereof and may dispossess any or all occupants of the Premises in the manner prescribed by the statute relating to summary proceedings, or similar statute(s); but Tenant in such case shall remain liable to Landlord as hereinbefore provided.

ARTICLE23 Waivers 23.01 No Waivers. Failure of Landlord to complain of any act or omission on the part of Tenant no matter how long the same may continue, shall not be deemed to be a waiver by said Landlord of any of its rights hereunder. No waiver by Landlord of any provision of this Lease shall be deemed a waiver of a breach of the same or any other provision. No acceptance by Landlord of any partial payment shall constitute an accord or satisfaction but shall only be deemed a partial payment on account. ARTICLE24 Security Deposit 24.01 Security Deposit. Simultaneously with the execution and delivery of this Lease, Tenant shall deliver the Security Deposit to Landlord, either in cash or in the form of a letter of credit. If any portion of the Security Deposit is a letter of credit, the applicable letter of credit shall be an irrevocable standby letter of credit (the "Letter of Credit") in the amount of the Security Deposit issued in the form attached hereto as Exhibit L/C by a bank satisfactory to Landlord (the "Bank"). Without limiting the generality of the foregoing, the Letter of Credit shall name Landlord as the beneficiary and provide that is may be drawn against upon the furnishing of a statement to the Bank, from an individual who purports to be an authorized officer or agent of Landlord, that the Letter of Credit is being drawn upon in accordance with the terms of this Lease. Landlord shall hold the Letter of credit as security for the performance by Tenant of all obligations on the part of Tenant to be kept and performed under this Lease. The Security Deposit may not be deemed by Tenant to constitute rent for any month. Landlord shall have the right, from time to time without prejudice to any other remedy Landlord may have on account thereof, to draw upon the Letter of Credit and apply such funds to Landlord's damages arising from any default on the part of Tenant, in which event Tenant shall immediately upon request by Landlord restore the balance of the Letter of Credit to the amount required hereunder. Tenant shall not have the right to call upon Landlord to apply all or any part of the Security Deposit to cure any default or fulfill an obligation of Tenant, but such use shall be solely in the discretion of Landlord. Tenant shall maintain the Letter of Credit, or a substitute Letter of credit from the Bank (or another bank approved by Landlord and conforming to the requirements of this Section 24.01), in accordance with the terms hereof, in full force and effect at all times through the Term and for thirty (30) days thereafter. If the Letter of Credit will expire, Tenant shall replace the Letter of Credit deposited with Landlord by providing Landlord with a substitute Letter of Credit at least thirty (30) days prior

(each such 30th day prior being referred to herein as a "Change Date") to the expiration date of the then effective Letter of Credit in the amount required hereunder. Any failure by Tenant to provide such a substitute Letter of Credit shall be a Default of Tenant for which there shall be no grace period, and shall entitle Landlord to draw on all funds available under the Letter of Credit and hold the same as security for Tenant's performance of its obligations under this Lease. If Landlord in its reasonable judgment determines that the bank issuing the Letter of Credit currently held by Landlord no longer satisfies the requirements of this Lease or is no longer of sufficient net worth or creditworthiness, Landlord may require that Tenant, within thirty (30) days of receipt of notice thereof, obtain, at Tenant's sole cost and expense, a substitute Letter of Credit from another bank reasonably approved by Landlord and satisfying the requirements of this Lease. As soon as reasonably practicable following the expiration or earlier termination of the Term, Landlord shall return the Security Deposit or so much thereof as shall not have theretofore been applied in accordance with the terms of this section or drawn upon by Landlord and applied by Landlord to cure any Default of Tenant hereunder. Landlord shall have no obligation to pay interest on Letter of Credit or any proceeds therefrom. No party other than Landlord, its successors and assigns, and Tenant shall have any rights to such proceeds as a third-party beneficiary. If Landlord conveys Landlord's interest under this Lease, the Letter of Credit may be assigned or negotiated by Landlord to Landlord's grantee, and if so assigned or negotiated, provided Landlord gives Tenant notice of the name of such grantee, Tenant agrees to look solely to such grantee for proper application of the Letter of Credit in accordance with the terms of this Section and the return thereof in accordance herewith. Upon such delivery, Tenant hereby releases grantor Landlord of any and all liability with respect to the Letter of Credit, the application of any proceeds thereof and its return, and Tenant agrees to look solely to such grantee. This provision shall also apply to subsequent grantees. Neither the holder of a mortgage nor the lessor in a ground lease of property which includes the Premises shall ever be responsible to Tenant for the return or application of Security Deposit, whether or not it succeeds to the position of Landlord hereunder, unless the Security Deposit shall have been received in hand by such holder or ground lessor. If any portion of the Security Deposit shall be in the form of cash (the "Cash Security Deposit"), then the following provisions shall be applicable. At any time during the Term, Tenant shall have the right to substitute a Cash Security Deposit for the Letter of Credit. The Cash Security Deposit will be held by Landlord in the amount of the Security Deposit as security for the performance by Tenant of all obligations on the part of Tenant to be kept and performed under this Lease. The Cash Security Deposit may not be deemed by Tenant to constitute rent for any month. Landlord shall have no obligation to pay interest on the Cash Security Deposit. Landlord shall not be required to hold the Cash Security Deposit in a segregated account. No party other than Landlord, its successors and assigns and Tenant shall have any rights to the Cash Security Deposit as a third-party beneficiary. The then remaining portion of the Cash Security Deposit shall be returned to Tenant as soon as reasonably practicable after the expiration of the

Term, provided there then exists no Default of Tenant. Tenant shall not have the right to call upon Landlord to apply all or any part of the Cash Security Deposit to cure any default or fulfill any obligation of Tenant, but such use shall be solely in the discretion of Landlord. In the event that Landlord applies any portion or all of the Cash Security Deposit to Landlord's damages arising from any default of Tenant, Tenant shall immediately upon request by Landlord restore the balance of the Cash Security Deposit to the amount required under this Lease. Upon any conveyance by Landlord of its interest under this Lease, the Cash Security Deposit shall be delivered by Landlord to Landlord's grantee. Upon any such delivery, Tenant hereby releases Landlord herein named of any and all liability with respect to the Cash Security Deposit, its application and return, and Tenant agrees to look solely to such grantee or transferee. This provision shall also apply to subsequent grantees and transferees. Neither the holder of a mortgage nor the lessor in a ground lease of property which includes the Premises shall ever be responsible to Tenant for the return or application of Security Deposit, whether or not it succeeds to the position of Landlord hereunder, unless the Security Deposit shall have been received in hand by such holder or ground lessor. In the event that on two (2) occasions during the Lease Term a Default shall occur for which Landlord shall give Tenant a notice of Default, whether or not such Default shall be timely cured, and without limiting Landlord's other rights and remedies under this Lease, Tenant shall, immediately upon notice from Landlord, increase the Security Deposit by paying to Landlord an additional amount equal to two hundred percent (200%) of the original Security Deposit, the original Security Deposit and such amount to be held thereafter by Landlord as the Security Deposit under the terms and provisions hereof. ARTICLE25 General Provisions 25.01 Force Majeure. In the event that Landlord or Tenant shall be delayed, hindered in or prevented from the performance of any act required hereunder by reason of Force Majeure, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. 25.02 Notices and Communications. All notices, demands, requests, consents, approvals and other communications provided for or permitted under this Lease shall be in writing, either delivered by hand or sent by registered or certified mail, postage prepaid or by a recognized overnight courier which maintains delivery records, to the following address: (a) if to Landlord at the address stated in Section 1.01 hereof, or at such other address as Landlord shall have designated in writing to the Tenant, with a copy to such Persons as Landlord shall have designated in writing to Tenant, or

(b) if to Tenant at the address stated in Section 1.01 hereof, or at such other address as the Tenant shall have designated in writing to the Landlord, with a copy to such Persons as Tenant shall have designated in writing to Landlord. Any notice provided for herein shall become effective only upon and at the time of receipt by the Person to whom it is given, provided that (a) if such notice is mailed by registered or certified mail, it shall be deemed to be received on (i) the third Business Day following the mailing thereof or (ii) the day of its receipt, if a Business Day, or the next succeeding Business Day, whichever of (i) or (ii) shall be the earlier; or (b) if such notice is sent by a recognized overnight courier, it shall be deemed to be received on the first Business Day after receipt by such courier. 25.03 Tenant Estoppel Certificate. Tenant shall, without charge, at any time and from time to time hereafter, within ten (10) days after written request of Landlord, certify by written instrument duly executed and acknowledged to Landlord or any mortgagee or purchaser, or proposed mortgagee or proposed purchaser, or any Person specified in such request; (a) as to whether this Lease has been supplemented or amended, and if so, the substance and manner of such supplement or amendment, (b) as to the existence of any offsets, counterclaims or defenses thereto on the part of Tenant, (c) as to the existence of any Default or Event of Default, (d) as to the Term Commencement Date and Stated Expiration Date, and (e) as to any other matters as may reasonably be so requested, in the form of Exhibit F. Any such certificate may be relied upon by Landlord and any other Person to whom the same may be exhibited or delivered, and the contents of such certificate shall be binding on the party executing same. Tenant shall in addition, within 5 Business Days of the Term Commencement Date, execute and deliver to Landlord a tenant estoppel certificate substantially in the form attached hereto as Exhibit F. 25.04 Renewal. If this Lease is renewed or extended the provisions of Section 7.01 shall not apply. 25.05 Governing Law. This Lease and the performance thereof shall be governed, interpreted, construed and regulated by the laws of The Commonwealth of Massachusetts. 25.06 Partial Invalidity. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term, covenant, condition and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

25.07 Notice of Lease. The parties will at any time, at the request of either one, promptly execute duplicate originals of an instrument, in recordable form, which will constitute a Notice of Lease, setting forth a description of the Premises and the Lease Term. The cost of review and recording shall be borne by Tenant. 25.08 Interpretation. The Section headings used herein are for reference and convenience only and shall not enter into the interpretation hereof. This Lease may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. 25.09 Bind and Inure; Limitation of Landlord's Liability. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No owner of the Land and Building shall be liable under this Lease except for breaches of Landlord's obligations occurring while owner of the Land and Building. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Land and Building but not upon other assets of Landlord. No individual partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Land and Building in pursuit of its remedies upon an event of default hereunder, and the general assets of Landlord and its partners, trustees, stockholders, officers, employees or beneficiaries of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant. 25.10 Parties. Except as herein otherwise expressly provided, the covenants, conditions and agreements contained in this Lease shall be binding upon the heirs, successors and assigns of the parties hereto. ARTICLE26 Miscellaneous 26.01 Extended Hours HVAC. Tenant shall have extended hours available for HVAC. Extended hours shall be defined as from 6:30 PM to 8:00 AM Monday through Friday and any time on Saturday or Sunday or other non-Business Day. If Tenant shall require space heating or cooling during extended hours, Landlord shall furnish such service at Tenant's expense, including reasonable costs and management expense, provided that Tenant gives Landlord at least one (1) Business Day advance notice. In the event Tenant introduces onto the Premises equipment which overloads the systems, and/or in any other way causes the systems not adequately to perform their proper functions, supplementary systems may at Landlord's option be provided by Landlord at Tenant's expense. 26.02 Holdover Clause. Any holding over by Tenant after the expiration of the Term of this Lease shall be treated as a daily tenancy at sufferance at a rate equal to the greater of the then fair rent value of the Premises or two (2) times the sum of Rent in effect on the Stated Expiration Date. Tenant shall also pay to Landlord all damages, direct and/ or indirect (including any loss of a tenant or rental income), sustained by reason of any such holding over. 26.03 Relocation. Landlord reserves the right to relocate Tenant to a similar space within the Building or a comparable space in another building within the local area at Landlord's cost. 26.04 Brokerage. Tenant warrants and represents to Landlord that it has had no dealings with any broker or agent in connection with this Lease other than Cassidy Turley FHO and covenants to defend, with counsel approved by Landlord, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent with whom Tenant has dealt other than Cassidy Turley FHO. 26.05 Landlord's Expenses Regarding Consents. Tenant shall reimburse Landlord promptly on demand for all reasonable legal and other expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder. 26.06 Signage. Landlord shall provide building standard Tenant signage on the Building's lobby directory and on Tenant's suite entrance. 26.07 Financial Statements. Within ten (10) days after request by Landlord from time to time, Tenant shall deliver to Landlord Tenant's audited financial statements (which shall be for the latest available year and in any event for a year ended not more than fifteen (15) months prior to Landlord's request), which, if Tenant is publicly held, may consist of Tenant's annual report to its shareholders. Such financial statements may be delivered to Landlord's mortgagees and lenders and prospective mortgagees, lenders, investors and purchasers. 26.08 Anti-Terrorism Representations. Tenant represents and warrants to Landlord that: (a) Tenant is not, and shall not during the Term of this Lease become, a person or entity with whom Landlord is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools required to Intercept and Obstruct Terrorism Act of 2001, H.R. 3162, Public Law 107-56 (commonly known as the "USA Patriot Act") and Executive Order Number 13224 on Terrorism Financing, effective September 24, 2001 and regulations promulgated pursuant thereto, including, without limitation, persons and entities named on the Office of Foreign Asset Control Specially Designated Nationals and Blocked Persons List (collectively, "Prohibited Persons"); and (b) Tenant is not currently conducting any business or engaged in any transactions or dealings, or otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises; and (c) Tenant will not in the future during the Term of this Lease engage in any transactions or dealings, or be otherwise associated with, any Prohibited Persons in connection with the use or occupancy of the Premises; and (d) Tenant shall provide a written list of the names of the persons holding a direct ownership interest in the Tenant for purposes of compliance with Presidential Executive Order 13224 (issued September 24, 2001). 26.09 Furniture. Tenant shall be allowed to use the furniture that is currently in the space through the term of the Lease. Landlord shall retain ownership of the furniture.

ARTICLE27 Entire Agreement 27.01 Entire Agreement. No oral statemen t or prior written matter shall have any force or effect. This Agreement shall not be modified or canceled except by writing subscribed to by all parties. No representations, inducement, promises or agreements , oral or otherwise, between Landlord and Tenant or any of their respective brokers, employees or agents, not embodied herein, shall be of any force or effect. The sub mission of this Lease for examination, review , negotiation and/or signature shall not constitute an offer or an option to lease or a reservation of the Premises and is subject to withdrawal or modification at any time by either party. This Lease shall become effective and binding only if and when it shall be executed and delivered by both Landlord and Tenant. Executed as a sealed instrument as of the14th d a y of September, 2012. LANDLORD: BEDFORD STREET LLC By: Carruth Capita l, LLC Its Manager By:/:;,/ 7./ V: I ':::;;=--.. Christopher F. Egan, President and Managing Member of Carruth Capital, LLC , not individually and without personal liability TENANT: iSPECIMEN, INC. By: /s/ Christopher Ianelli Printed Name: Christopher Ianelli Title:President & CEO

BEDFORD STREET LLC 450 Bedford Street Lexington, Massachusetts 02420 EXHIBIT A (LEGAL DESCRIPTION) That certain parcel of land, together with the buildings and improvements thereon, situated in Lexington, in the County of Middlesex and Commonwealth of Massachusetts, bounded and described as follows: NORTHEASTERLY: SOUTHEASTERLY: NORTHEASTERLY: SOUTHEASTERLY: SOUTHWESTERLY: NORTHWESTERLY: by the southwesterly line of Bedford Street, three hundred seventy-two and 58/100 feet; nine hundred twenty-nine and 19/100 feet, and; two hundred forty-six and 94/100 feet, by Lot 1 as shown on plan hereinafter mentioned; by land now or formerly of the Town of Lexington, five hundred thirty-nine and 49/100 feet; by the middle line of a ditch on land now or formerly of Russell N. Cox et al, Trs., three hundred twenty-four and 37/100 feet; and by land now or formerly of the Boston Edison Company, fourteen hundred seventy-nine and 41/100 feet. Said parcel is shown as Lot 2 on said plan, (Plan No. 31699B) All of said boundaries are determined by the Court to be located as shown on a subdivision plan, as approved by the Court, filed in the Land Registration Office, a copy of which is filed in Registry of Deeds for the South Registry District of Middlesex County in Registration Book 697, Page 180, with Certificate 113530. For Title, see Deed recorded with Middlesex County South District Registry of Deeds Certificate of Title# 206336, Book 1611, Page 186.

BEDFORD STREET LLC 450 Bedford Street Lexington, Massachusetts 02420 EXHIBITB (PLAN SHOWING TENANT'S SPACE) Any discrepancy between this Exhibit B and Exhibit C shall be resolved in favor of Exhibit B.

EXHIBIT B 0 f /II ' - L I ' ::l±:-□,= o·5· 25· 1'1o· SECOND FLOOR PLAN SUITE 2050 450 BEDFORD STREET LEXINGTON, MASSACHUSETTS 2012_0393MPI08/23/2012 SECOND THIS SHEET FLOOR KEY PLAN

BEDFORD STREET LLC 450 Bedford Street Lexington, Massachusetts 02420 EXHIBITC MEMORANDUM OF WORK AND INSTALLATIONS TO BE INITIALLY PERFORMED AND FURNISHED IN THE PREMISES Tenant to accept Premises in "AS IS" condition, except Landlord, at Landlord's sole cost and expense shall infill one (1) doorway between the Premises and the adjacent space. Tenant shall have access to the Premises prior to the Term Commencement Date to install equipment and furnishings at no additional charge.

BEDFORD STREET LLC
450 Bedford Street
Lexington, Massachusetts 02420

EXHIBITD

SERVICES TO BE PROVIDED BY LANDLORD

(AS OPERATING EXPENSES)

A. Replacement of fluorescent tubes and starters in overhead parabolic light fixtures as needed.

B. Hot and cold water for lavatory and drinking purposes.

C. Toilet supplies including soap, paper or cloth towels, and toilet tissue for lavatories.

D. Janitor services in accordance with the following schedule and to be accomplished unless otherwise indicated, five nights per week after Tenant's normal working hours:

Entrance Doors: Entrance glass will be cleaned five times per week.

Entrance Floor: Entrance floor will be polished five times per week.

Broadloom: All carpeted areas will be vacuumed five times per week. Broadloom will be shampooed upon request, at an additional cost to Tenant.

Wastepaper Containers: Wastepaper containers will be emptied five times per week; plastic liner bags will be provided for wastepaper containers; liners will be changed once per week.

Water Fountains: All water fountains will be sanitized and polished five times per week.

Washrooms: Washrooms will be cleaned and serviced five times per week. This will include refilling all paper towel, toilet tissue, and soap dispensers, cleaning all towel and trash containers, cleaning and polishing all stainless steel fixtures, cleaning toilets, washing and sanitizing all wash basins and shelves, cleaning and polishing all mirrors, removing all disfigurations such as ink marks, drawings, etc. from all partitions and walls, damp mopping of floors.

Scuff Marks: All scuff marks will be removed five times per week from all scuff plates on doors.

Tile Floors: All floors will be swept five times per week. All corridors and office floors will be polished five times per week. Floors will be stripped whenever necessary.

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E.Proper care of grounds surrounding the Building, including care of lawns and shrubs and including removal of litter. F.Maintaining and cleaning the sidewalks and parking areas in front of and around the Building including snow removal. G.Provision of adequate lighting for the parking areas servicing the Building. H.Exterior windows will be washed annually as a common area expense. I.HVAC (Heating, Ventilation, and Air-Conditioning) during normal business hours (i.e. non-extended hours).

BEDFORD STREET LLC 450 Bedford Street Lexington, Massachusetts 02420 EXHIBITE RULES AND REGULATIONS 1.Heating, lighting and plumbing: The Landlord should be notified at once of any trouble with heating, lighting or plumbing fixtures. Tenants must not leave the doors of the Premises unlocked at night. 2.The sidewalks, entrances, halls and stairways shall not be obstructed by any Tenant or used for any purposes other than ingress and egress to and from their respective Premises, and no articles or rubbish shall be left therein. 3.No toilet fixture shall be used for any purpose other than that for which it is intended, and no sweepings, rubbish, rags, ashes or other substances shall be thrown therein. 4.The weight and position of all safes and heavy equipment or machines shall be subject to the approval of the Landlord. 5.Lettering on doors, tablets and building directory shall be subject to the approval of the Landlord; no lettering shall be allowed on outside windows. 6.No wires for telephone service, electric lights, messenger service or for any other purpose shall be put in the Premises without the consent of the Landlord. 7.No glass in doors or elsewhere through which light is admitted into any part of the building shall be obstructed. 8.No animals or birds shall be kept in or about the Building. 9.All freight, furniture, etc. must be received and delivered through entrances to the Building designated for such purpose unless otherwise authorized by the Landlord. 10.Nothing shall be thrown from or taken in through the windows, nor shall anything be left outside the Building on the windowsills of the Premises. 11.No person shall loiter in the halls, corridors, or lavatories. 12.The Landlord, its agents and employees shall have access at reasonable times to perform their duties in the maintenance and operation of the Premises.

13.No Tenant shall use any method of heating other than that provided for in the Tenant's Lease without the consent of the Landlord. 14.Any cost associated with damage caused to the Building or the Premises or to any person or property herein as a result of any breach of any of the rules and regulations by the Tenant shall be borne by the Tenant. 15.The Landlord reserves the right to make any such other and further rules and regulations as, in its judgment, may from time to time be necessary for maintaining the safety and cleanliness of the Premises and Building for the preservation of good order therein. 16.All office areas shall require floor mats under any chairs that have casters, so that the carpet shall remain in good order and repair.

BEDFORD STREET LLC
450 Bedford Street
Lexington, Massachusetts 02420

EXHIBIT E

TENANT ESTOPPEL CERTIFICATE

To: <>("Lender")

<>
<>
Attn: <>

Re: Lease Agreement dated __________ and amended __________________ ("Lease"), between BEDFORD STREET LLC, as "Landlord", and iSPECIMEN, INC., as "Tenant," guaranteed by N/ A ("Guarantor") for leased premises known as '150 Bedford Street, Lexington, Massachusetts 02420 (the "Premises") of the property Suite 2050 (suite or separate Tenant address) commonly known as 450 Bedford Street, Lexington, Massachusetts 02420 (the Property").

1. Tenant hereby certifies that the following representations with respect to the Lease are accurate and complete as of the date hereof:

a.	Dates of all amendments, letter agreements, modifications and waivers related to the Lease	____________________	
b.	Commencement Date	____________________	
c.	Expiration Date	____________________	
d.	Current Annual Base Rent	____________________	
		Adjustment Date	Rental Amount
e.	Fixed or CPI Rent Increases	__________	__________
		__________	__________
f.	Operating Base Year Expense	____________________	
g.	RE Tax Base Year Expense	____________________	
h.	Square Footage of Premises	____________________	
i.	Security Deposit Paid to Landlord	____________________	
j.	Renewal Options	<> Additional Term for <>years at $,__________per year	

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k.Termination OptionsTermination Date-------Fees Payable _ 2.Tenant further certifies to Lender that: a. the Lease is presently in full force and effect and represents the entire agreement between Tenant and Landlord with respect to the Premises; b. the Lease has not been assigned and the Premises have not been sublet by Tenant; c. Tenant has accepted and is occupying the Premises, all construction required by the Lease has been completed and any payment, credits or abatements required to be given by Landlord to Tenant have been given; d. Tenant is open for business or is operating its business at the Premises; e. no installment of rent or other charges under the Lease other than current monthly rent has been paid more than 30 days in advance and Tenant is not in arrears on any rental payment or other charges; f.Landlord has no obligation to segregate the security deposit or to pay interest thereon; g. Landlord is not in default under the Lease and no event has occurred which, with the giving of notice or passage of time, or both, could result in a default by Landlord; h. Tenant has no existing defenses, offsets, liens, claims or credits against the payment obligations under the Lease; 1.Tenant has not been granted any options or rights to terminate the Lease earlier than the Expiration Date [except as stated in paragraph 1 (k)]; j.Tenant has not been granted any options or rights of first refusal to purchase the Premises or the Property; k. Tenant has not received notice of violation of any federal, state, county or municipal laws, regulations, ordinances, orders or directives relating to the use or condition of the Premises or the Property; and l.no hazardous wastes or toxic substances, as defined by all applicable federal, state or local statutes, rules or regulations have been disposed, stored or treated on or about the Premises or the Property by Tenant. m. the Lease does not give the Tenant any operating exclusives for the Property. 3.This certification is made with the knowledge that Lender is about to provide Landlord with financing which shall be secured by a Deed of Trust (or Mortgage), Security Agreement and Assignment of Rents, Leases and Contracts ("Mortgage") upon the Property. Tenant acknowledges that Landlord's interest in the Lease is being duly assigned to Lender as security for Lender's loan to Landlord. All rent payments under the Lease shall continue to be paid to Landlord in accordance with the terms of the Lease until Tenant is notified otherwise in writing by Lender or its successors and assigns. Tenant further acknowledges and agrees that Lender and Lender's respective successors and assigns holding the Mortgage at any time after the date of this certificate shall have the right to rely on the information contained in this certificate. The undersigned is authorized to execute this Tenant Estoppel Certificate on behalf of Tenant. TENANT iSPECIMEN, INC. By: _ Printed Name: Title: Date:

BEDFORD STREET LLC 450 Bedford Street Lexington, Massachusetts 02420 EXHIBITG AGREEMENT OF SUBORDINATION !''ION-DISTURBANCE AND ATTORNMENT THIS AGREEMENT is dated the day of ------between <> ("Lender") and iSPECIMEN, INC., a Delaware C corporation ("Tenant"). RECITALS: A.Tenant has executed that certain lease dated (the "Lease") with BEDFORD STREET LLC, as Landlord ("Landlord") covering the premises described in the Lease ("Premises") in that certain building located at 450 Bedford Street, Lexington, Massachusetts (the "Property") and more particularly described in Exhibit A attached hereto and made a part hereof, by this reference; and B. Lender has made or has agreed to make a mortgage loan to Landlord secured by a mortgage or deed of trust encumbering the Property which includes an assignment of Landlord's interest in the Lease (the "Mortgage"); and C.Tenant and Lender desire to confirm their understanding with respect to the Lease and the Mortgage. NOW, THEREFORE, in consideration of the covenants, terms, conditions, agreements contained herein, the parties hereto agree as follows: 1.The Lease and any extensions, modifications or renewals thereof, including but not limited to any option to purchase or right of first refusal to purchase the Property or any portion thereof, if any, is and shall continue to be subject and subordinate in all respects to the Mortgage and the lien created thereby, and to any advancements made thereunder and to any consolidations, extensions, modifications or renewals thereof. 2.Tenant agrees to deliver to Lender, in the manner set forth in paragraph 7, a copy of any notice of default sent to Landlord by Tenant. If Landlord fails to cure such default within the time provided in the Lease, Lender shall have the right, but not the obligation to cure such default on behalf of Landlord within thirty (30) calendar days after the time provided for Landlord to cure such default in the Lease or within a reasonable period if such default cannot be cured within that time, provided Lender is proceeding with due diligence to cure such default. In such event Tenant shall not terminate the Lease while such remedies are being diligently pursued by Lender. Further, Tenant shall not terminate the Lease on the basis of any default by Landlord which is incurable by Lender (such as, for example, the bankruptcy of Landlord or breach of any representation by Landlord), provided Lender is proceeding with due diligence to commence an action to appoint a receiver or to obtain the right to possession of the Property by foreclosure, deed in lieu of foreclosure, or otherwise ("Foreclosure"). Tenant hereby agrees that no action taken by Lender to enforce any rights under the Mortgage or related security documents, by reason of any default thereunder (including, without limitation, the appointment of a receiver, any Foreclosure or any demand for rent under any assignment of rents or leases) shall give rise to any right of Tenant to terminate the Lease nor shall such action invalidate or constitute a breach of any of the terms of the Lease. 3.So long as Tenant is not in default under the Lease, Tenant's possession and occupancy of the Premises shall not be disturbed by Lender during the term of the Lease or any extension thereof. 4.If Lender succeeds to the interest of Landlord under the Lease, subject to Tenant's performance of its obligations under the Lease, the Lease will continue in full force and effect. Thereupon, Lender shall recognize the Lease and Tenant's rights thereunder and Tenant shall make full and complete attornment to Lender as substitute Landlord upon the same terms, covenants and conditions as provided in the Lease, except for any option to purchase or right of first refusal to purchase the Property as may be provided in the Lease. Further, Tenant agrees that any such option or right of first refusal to purchase the Property or any portion thereof, as may be provided in the Lease shall not apply to and shall not in any way impair or delay any Foreclosure, as defined herein. 5.Tenant agrees that, if Lender shall succeed to the interest of Landlord under the Lease, Lender, its successors and assigns, shall not be: (a) liable for any prior act or omission of Landlord or any prior Landlord or consequential damages arising therefrom; or (b)subject to any offsets or defenses which Tenant might have as to Landlord or any prior Landlord; or (c) required or obligated to credit Tenant with any rent or additional rent for any rental period beyond the then current month which Tenant might have paid Landlord; or (d)bound by any material amendments or modifications of the Lease such as those affecting rent, term or permitted use made without Lender's prior written consent; or (e) liable for refund of all or any part of any security deposit unless such security deposit shall have been actually received by Lender. 6.The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. The words, "Lender," "Landlord" and "Tenant" shall include their respective heirs, legatees, executors, administrators, beneficiaries, successors and assigns.

7.All notices, and all other communication with respect to this Agreement, shall be directed as follows:if to Lender, ("Lender's Address") or such other address as Lender may designate in writing to Tenant and, if to Tenant, at the address set forth in the Lease or at such other address as Tenant may designate in writing to Lender. All notices shall be in writing and shall be (a) hand-delivered, (b) sent by United States express mail or by private overnight courier, or (c) served by certified mail postage prepaid, return receipt requested, to the appropriate address set forth above. Notices served as provided in (a) and (b) shall be deemed to be effective upon delivery. Any notice served by certified mail shall be deposited in the United States mail with postage thereon fully prepaid and shall be deemed effective on the day of actual delivery as shown by the addressee's return receipt or the expiration of three business days after the date of mailing, whichever is earlier in time. 8.This Agreement contains the entire agreement between the parties and no modifications shall be binding upon any party hereto unless set forth in a document duly executed by or on behalf of such party. 9.This Agreement may be executed in multiple counterparts, all of which shall be deemed originals and with the same effect as if all parties had signed the same document. All of such counterparts shall be construed together and shall constitute one instrument. IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written. LENDER: <> TENANT: iSPECIMEN, INC. By: _ By: _ Its Authorized Signatories By: _ Printed Name:. _ Title: _

BEDFORD STREET LLC 450 Bedford Street Lexington, Massachusetts 02420 EXHIBIT I CERTIFICATE OF VOTE A meeting of The Board of Directors of iSPECIMEN, INC., was held on September 14, 2012 at the office located at 275 Grove Street, Suite 2-400, Newton, Massachusetts 02466. Christopher Ianelli, the President of the Corporation, presided at the meeting and declared that a quorum of the Board of Directors was present and in attendance. Upon motion duly made and seconded, the Board of Directors unanimously VOTED: That Christopher Ianelli, President of iSPECIMEN, INC., be and is hereby authorized, in name of, and on behalf of the said Corporation, with respect to all real estate of said Corporation now, or at any time hereafter, leased by said Corporation, to sign, seal, acknowledge, and bind said Corporation regarding any and all leases, releases, notes, assignments, agreements, notices, estoppels, affidavits specifically including property at 450 Bedford Street, Lexington, Massachusetts and all such instrument s as he may by his execution thereof approve, said authority to remain in full force and effect until notice of revocation thereof shall be recorded in each Registry of /'\ Deeds wherein this Vote shall be recorded. A TRUE COPY: ATTEST: 1 I, Joseph R. Ianelli, Secretary, hereby certify that I am the duly elected and qualified Secretary for the above named Corporation and that the above is a true copy of the Vote that was passed, and that Christopher Ianelli is the duly elected and qualified president of the Corporation. Attest: Secretary 51

BEDFORD STREET LLC 450 Bedford Street Lexington, Massachusetts 02420 EXHIBIT J PARKING Tenant, upon the commencement of its occupancy of the Premises, shall have the right to use for its designated employees, as appurtenant to the Premises no more than six (6) unassigned parking spaces in the Building's common area parking lot and one (1) parking space in the Building's covered parking lot. Tenant shall use the parking areas solely for parking registered passenger vehicles. Storage trailers, storage containers, busses, motor homes, trucks and like vehicles are not permitted. Landlord shall in no event be required to enforce such rights on Tenant's behalf. Use of such spaces may not be sold, assigned, licensed or otherwise given to any person for any compensation or fee or otherwise. The use of such parking spaces by Tenant may be regulated by rules and regulations issued by the Landlord from time to time. Landlord reserves the right, after reasonable written notice to Tenant, at any time and from time to time to change the location of any parking space or spaces designated for Tenant's use pursuant to this Section.

BEDFORD STREET LLC 450 Bedford Street Lexington, Massachusetts 02420 EXHIBITL/C FORM_OF LETTER OF CREDIT [NAME OF BANK] Irrevocable Standby Letter of Credit No. Beneficiary:Applicant: Expiration date/ Location: counter at the above address: /at our Ladies and Gentlemen: We hereby establish our Irrevocable Standby Letter of Credit No. in your favor in the amount of$. and for the account of applicant available by your drafts drawn on us at sigh and accompanied by the following required documents: 1.The original of this letter of credit and amendments if any (for our endorsement of drawing, which will be returned unless credit is fully utilized). 2.Beneficiary's statement on its letterhead signed and appropriately completed in the following form: "The undersigned Landlord hereby certifies that the amount drawn hereunder is due and owing to Landlord by ,the Tenant under that certain Lease executed by and between Landlord and Tenant further certifies", either that (a) "There exists a Default of Tenant as defined in the Lease, and further described as follows: [Describe the /default and state the amount due to Landlord on account thereof]; or (b) "We are in receipt of [name of bank's] notice of non-extension of letter of credit No. and the Tenant has failed to provide a replacement letter of credit as required under the Lease. We shall hold, apply and retain the amount drawn as a cash security deposit." Additional Conditions: 1. Partial drawings are allowed.

2. This letter of credit may be amended to designate the successor in interest of the landlord in the leasehold premises identified hereunder as the beneficiary, only upon presentation of a notarized statement from the current beneficiary requesting us to amend the letter of credit to designate the landlord's successor in interest as the new beneficiary. Special Conditions: It is a condition of this letter of credit that it will be automatically renewed without any amendment for a period of one year from the present or each future successive expiration date, but not beyond -----unless at least thirty (30) days prior to such date we notify you and applicant by overnight mail / courier, proof of receipt required, or by certified mail, return receipt requested, that we elect not to renew this letter of credit for any additional period. In no event this letter of credit will be automatically renewed beyond its final expiry date of Draft(s) must indicate the number and date of this letter of credit. Each draft presented hereunder must be accompanied by this original Letter of Credit for our endorsement thereon of the amount of such draft. This letter of credit sets forth in full the terms of our obligations to you, and our undertaking shall not in any way be amended or amplified by reference to any documents, instruments or any agreement referred to herein or to which this letter of credit relates, and such reference, if any, shall not be deemed to incorporate herein by reference any document, instrument or agreement. We hereby agree with the drawers, endorsers and bonafide holders that the drafts drawn under and in accordance with the terms and conditions of this credit shall be duly honored upon presentation to the drawee, if negotiated on or before the expiration date of this credit as extended in accordance with the terms hereof. Except as otherwise set forth, this credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce, Publication No. 500.

FIRST AMENDMENT TO LEASE AGREEMENT

This First Amendment to Lease Agreement ("First Amendment") is made and shall be effective for all purposes as of the 9th day of September, 2013 by and between BEDFORD STREET LLC ("Landlord"), a Massachusetts limited liability company, having a principal place of business at 116 Flanders Road, Suite 2000, Westborough, Massachusetts 01581 and !SPECIMEN INC. ("Tenant") a duly organized and existing Delaware C corporation, having a principal place of business at 450 Bedford Street, Lexington, Massachusetts 02420.

WITNESSETH

WHEREAS, Tenant and Landlord entered into a Lease ("Lease") dated September 14, 2012 for a total of2,142 square feet at 450 Bedford Street, Lexington , Massachusetts, and

WHEREAS, Landlord and Tenant desire to extend the Lease Term for an additional l two (2) years and to amend the Lease as more fully described hereinafter.

NOW THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Lease shall be amended as follows:

1. Landlord and Tenant hereby incorporate all terms and provisions of the Lease herein as is specifically set forth, except as said terms are modified herein. Capitalized terms not specifically defined in this amendment shall have the same meaning given to terms in the Lease.

2. **LEASE, FIRST PARAGRAPH:**

Delete: "275 Grove Street, Suite 2-400, Newton, Massachusetts 02466."

Insert: "450 Bedford Street, Suite 2050, Lexington, Massachusetts 02420."

3. **LEASE, ARTICLE 1.01 REFERENCE DATA:**

A. Tenant's Address (for Notice):

Delete: "Mr. Christopher Ianelli
President
iSpecimen Inc.
275 Grove Street, Suite 2-400
Newton, MA 02466
Telephone: 617-279-2488 x 701
Facsimile: 617-279-2488
Mobile: 617-438-0194
Email: cianelli@ispecimen.com

With a copy to: None"

I:PUBLIC\Commerci 1\450BEDFORD\TENANTS\CURREN\ISPECIMEN\LEASHAMEND-1 ORIGINAL.doc

Insert: "Mr. Christopher Ianelli President iSpecimen Inc. 450 Bedford Street, Suite 2050 Lexington, MA 02420 Telephone: 617-279-2488 Mobile: 617-438-0194 Email: cianelli@ispecimen.com With a copy to: Michael Kushnir, Esq. Hinckley, Allen & Snyder, LLP 28 State Street Boston, MA 02109 Telephone:617-345-9000 Email: mkushnir@hinckleyallen.com" B. Stated Expiration Date: Delete:"The Stated Expiration Date is December 31, 2013." Insert: "The Stated Expiration Date is December 31, 2015." C. Basic Rent (subject to Section 4.03): See Schedule Below: Insert: 4. LEASE, ARTICLE 26, MISCELLANEOUS: A. A1ticle 26.04, Brokerage: Insert: "Tenant warrants and represents to Landlord that it has had no under this Lease beyond applicable periods of notice and grace) on such terms as Landlord has determined to offer such space to third parties. Landlord's notice shall also set forth the proposed date of leasing to third parties (the "RFO Effective Date"). Within ten (I 0) Business Days of being notified of the terms of such proposed offering by Landlord, Tenant shall have the right to notify Landlord that Tenant elects to add such space to the Premises on all of the terms and conditions of this Lease except that the terms set forth in Landlord's notice which are inconsistent with the terms of this Lease shall apply to the additional space so added to the Premises. Such option space shall be added to the Premises on the RFO Effective date and shall remain part of the Premises for the lease term set forth in Landlord's notice. In the event written notice indicating its intent to exercise its option hereunder is not received by Landlord within this ten (I 0) Business Day period, this Right of First Offer shall expire and Landlord may proceed to lease the available space with no further obligation to Tenant. Any additional space shall be leased for a period of thirty-six (36) months or through the Stated Expiration Date whichever period is greater. This Right of First Offer is secondary and subordinate to existing tenant's rights, if any. If Tenant expands into the adjacent space (occupied by Accenture), Tenant shall be allowed to use the furniture that is currently in the space, should it be relinquished by the existing tenant through the term of the Lease, and any extensions or renewals thereof, in its AS IS condition, for no additional cost. Landlord shall retain ownership of the furniture." 5. Tenant Improvements: Tenant shall accept the Premises in AS IS condition except Landlord, at Landlord's expense, shall install a sink and vanity within Tenant's current supply closet and relocate an existing refrigerator located in another suite to Tenant's suite. Landlord shall provide Tenant a statement of work that details the plans, materials, timing and costs for the installation of sink and vanity (the "Work Statement"). Landlord shall review with Tenant, and if acceptable Tenant shall approve, the Work Statement prior to initiating the actual work. Landlord's cost for the installation of sink and vanity shall not exceed $6,500.00. Tenant shall reimburse Landlord for any costs in excess of $6,500.00 or such excess costs shall be amortized over the Lease Term at eight percent (8%) interest. Lai1dlord covenants to complete such improvements as soon as reasonably possible following the execution hereof. In all other respects, the Lease of September 14, 20I 2 is hereby ratified, confirmed, and approved.

No representations, inducement, promises or agreements, oral or otherwise, between Landlord and Tenant or any of their respective brokers, employees or agents, not embodied herein, shall be of any force or effect. The submission of this First Amendment to Lease Agreement for examination, review, negotiation and/or signature shall not constitute an offer or an option to lease or a reservation of the Premises and is subject to withdrawal or modification at any time by either party. This First Amendment to Lease Agreement shall become effective and binding only if and when it shall be executed and delivered by both Landlord and Tenant. IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Lease Agreement as of the date set forth above. LANDLORD: ALFRED STREET LLC By: Carruth Capital, LLC Its Manager By:_ ------1: "--:_,;C----{;,--"------,-=: -------Christopher Egan, President and Managing Member Carruth Capital, LLC not individually and without personal liability. TENANT: !SPECIMEN INC. By: /s/ Christopher Ianelli Printed Name: Christopher Ianelli Title: President and CEO

SECOND AMENDMENT TO LEASE AGREEMENT This Second Amendment to Lease Agreement ("Second Amendment") is made and shall be effective for all purposes as of the 1 8tt h day of August, 2014 by and between BEDFORD STREET LLC ("Landlord"), a Massachusetts limited liability company, having a principal place of business at 116 Flanders Road, Suite 2000, Westborough, Massachusetts 01581 and ISPECIMEN INC. ("Tenant") a duly organized and existing Delaware C corporation, having a principal place of business at 450 Bedford Street, Lexington, Massachusetts 02420. WITNESSETH WHEREAS, Tenant and Landlord entered into a Lease ("Lease") dated September 14, 2012 for a total of 2,142 square feet at 450 Bedford Street, Lexington, Massachusetts , and where Tenant and Landlord by approval of the First Amendment to Lease Agreement dated September 9, 2013 extending the Lease Term for an additional two (2) years, and WHEREAS, Landlord and Tenant desire to relocate Tenant from Suite 2050 consisting of 2,142 square feet ("Original Premises") to Suite 1010 consisting of 5,799 square feet ("Relocation Premises" ), extend the Lease Term and to amend the Lease as more fully described hereinafter. NOW THEREFORE, in consideration of the mutual promises here in contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Lease shall be amended as follows: 1. Landlord and Tenant hereby incorporate all terms and provisions of the Lease herein as is specifically set forth, except as said terms are modified herein. Capitalized terms not specifically defined in this amendment shall have the same meaning given to terms in the Lease. 2. FIRST AMENDMENT TO LEASE AGREEMENT: A. Item 2, First Paragraph: Delete: "450 Bedford Street, Suite 2050, Lexington, Massachusetts 02420." Insert: "450 Bedford Street, Suite 10l 0, Lexington , Massachusetts 02420." B. Item 3A, Tenant' s Address (for Notice): Delete: " Mr. Christopher Ianelli President iSpecimen Inc. 450 Bedford Street, Suite 2050 Lexington, MA 02420

Telephone: 617-279-2488
Mobile: 617-438-0194
Email: cianelli@ispecimen.com

With a copy to: Michael Kushnir, Esq.
Hinckley, Allen & Snyder, LLP
28 State Street
Boston, MA 02109
Telephone:617-345-9000
Email: mkushnir@hinckleyallen.com"

Insert: "Mr. Christopher Ianelli
President
iSpecimen Inc.
450 Bedford Street, Suite 1010
Lexington, MA 02420
Telephone: 781-301-6698
Mobile: 617-438-0194
Email: cianelli@imecimen.com

With a copy to: John Hession, Esq.
Cooley, LLP
500 Boylston Street, 14th Floor
Boston, MA 02I 16
Email: jhession@cooley.com"

B. Item 2B. Stated Expiration Date:
Delete: "The Stated Expiration Date is December 31, 2015."

Insert: "The Stated Expiration Date for the Original Premises is September 30, 2014.
The Stated Expiration Date for the Relocation Premises 1s September 30, 2019."

C. Item 2C. Basic Rent (subject to Section 4.03): See Schedule Below:
Delete:

"From	To	Monthly Rent	Annual Rent
01/01/2014	12/31/2015	$3,480.75	$41,769.00"

Insert:

Premises	From	To	Monthly Rent	Annual Rent
Original Premises (2,142 sf)	01/01/2014	09/30/2014	$3,480.75	$41,769.00

J:\P(IBL1C\Commercial\450 BEDFORD\TENANJSICLJRRfillTL'.SI'J::CIMEN\LEASFIAMEND-2 OR'ONL\ L.J!ru;
2

D. Item 4A, Brokerage: Insert: "Tenant warrants and represents to Landlord that it has had no dealings with any broker or agent in connection with this Second Amendment to Lease Agreement and covenants to defend, with counsel approved by Landlord, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent with whom Tenant has dealt with." 3. LEASE, ARTICLE 1.01, REFERENCE DATA: A. Premises: Delete:"The portion of the Building known as Suite 2050 located on the Second Floor as shown on Exhibit B attached hereto. Insert: "From October 1, 2012 to September 30, 2014, the portion of the Building known as Suite 2050 located on the Second Floor as shown on Exhibit B attached hereto. From October 1, 2014 to the Stated Expiration Date, the portion of the Building known as Suite 1010 located on the First Floor as shown on Exhibit B-1 attached hereto." B. Rentable Area of Premises: Delete:"Approximately 2,142 Square Feet." Insert: C.Insert: "Original Premises: approximately 2,142 Square Feet. Relocation Premises: approximately 5,799 Square Feet." "Relocation Premises Term Commencement Date: The Relocation Premises Term Commencement Date is October 1, 2014." D. Tenant's Share: Delete:"5.44%" Insert:"From 10/01/2012 to 09/30/2014: 5.44% From 10/01/2014 to the Stated Expiration Date: 14.74%"

E. Security Deposit: Delete:"$7,086.46 (equal to two [2] months Basic Rent)." Insert: "From 10/01/2012 to 09/30/2014: $7,086.46 (equal to two [2] months Basic Rent) From 10/01/2014 to the Stated Expiration Date: $21,195.36 (equal to two [2] months Basic Rent)." 4. Exhibit J. Parking: Delete: "six (6) unassigned parking spaces in the Building's common area parking lot and one (1) parking space in the Building's covered parking lot" Insert: "from 10/01/2012 to 09/30/2014: six (6) unassigned parking spaces in the Building's common area parking lot and one (1) parking space ;in the Building's covered parking lot from 10/01/2014 to the Stated Expiration Date: sixteen (16) unassigned parking spaces in the Building's common area parking lot and four (4) parking spaces in the Building's covered parking lot 5. Relocation Premises Tenant Improvements: Tenant shall accept the Premises in AS IS condition except Landlord, at Landlord's expense, shall provide a tenant improvement allowance to construct the Relocation Premises in accordance with the attached floor plan. Landlord's cost shall not exceed $164,711.30. Tenant shall reimburse Landlord in a lump sum for any costs in excess of $164,711.30 or such excess costs shall be amortized over the Lease Term at eight percent (8%) interest, at Landlord's election. Tenant requests improvements commence as soon as possible following the signing of the Second Amendment to Lease Agreement. In all other respects, the Lease of September 14, 2012 and the First Amendment to Lease Agreement dated September 9, 2013 are hereby ratified, confirmed, and approved. No representations, inducement, promises or agreements, oral or otherwise, between Landlord and Tenant or any of their respective brokers, employees or agents, not embodied herein, shall be of m1y force or effect. The submission of this Second Amendment to Lease Agreement for examination, review, negotiation and/or signature shall not constitute an offer or an option to lease or a reservation of the Premises and is subject to withdrawal or modification at any time by either party. This Second Amendment to Lease Agreement shall become effective and binding only if and when it shall be executed and delivered by both Landlord and Tenant. Remainder of this page left intentionally blank.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to Lease Agreement as of the date set forth above. LANDLORD: BEDFORDSTREETLLC By: Carruth Capital, LLC Its Mana. By: --F---,,.,.,::::..._-= --------------------------------------- Christopher Egan , President and Managing Member of CarruthCapital, LLC not individually and without personal liability. TENANT: ! SPECIMEN INC. By: /s/ Christopher Ianelli Printed Name: Christo pher Ianelli Title: President and CEO

r I I I I I I I I I I I ( I I I I '--I I ;;o n 00 .i.t.0 ro 3 ::, ro 5 r-ill Ci I £ :r a, :§a I I I I I JI

THIRD AMENDMENT TO LEASE AGREEMENT

This Third Amendment to Lea Agreement ("Third Amendment") is made and shall be effective for all purposes as of the 4th Day of December, 2014 by and between BEDFORD STREET LLC ("Landlord"), a Massachusetts limited liability company, having a principal place of business at 116 Flanders Road, Suite 2000, Westborough, Massachusetts 01581 and !SPECIMEN INC. ("Tenant") a duly organized and existing Delaware C corporation, having a principal place of business at 450 Bedford Street, Lexington, Massachusetts 02420.

WITNESSETH

WHEREAS, Tenant and Landlord entered into a Lease ("Lease") dated September 14, 2012 for a total of 2,142 square feet at 450 Bedford Street, Lexington, Massachusetts, and where Tenant and Landlord by approval of the First Amendment to Lease Agreement dated September 9, 2013 extending the Lease Term for an additional two (2) years, and where Tenant and Landlord by approval of the Second Amendment to Lease Agreement dated August 18, 2014 relocated Tenant from Suite 2050 consisting of 2,142 square feet ("Original Premises“) to Suite 1010 consisting of 5,799 square feet ("Relocation Premises") and extend the Lease Te1m, and

WHEREAS, Landlord and Tenant desire to increase the Relocation Premises by 744 square feet, revise the Lease Term and to amend the Lease as more fully described hereinafter.

NOW THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Lease shall be amended as follows:

1. Landlord and Tenant hereby incorporate all terms and provisions of the Lease herein as is specifically set forth, except as said terms are modified herein. Capitalized terms not specifically defined in this amendment shall have the same meaning given to terms in the Lease.

2. **SECOND AMENDMENT TO LEASE AGREEMENT:**

   A. Item 2B, Stated Expiration Date:

   Delete: "The Stated Expiration Date for the Original Premises is September 30, 2014.
   The Stated Expiration Date for the Relocation Premises 1s September 30, 2019."

   Insert: "The Stated Expiration Date for the Original Premises is January 14, 2015.
   The Stated Expiration Date for the Relocation Premises is January 31, 2020."

HPUBUC\Commercial\450 BEDFORD\TENANTS\CURRENT\SPECIMEN\LEASE\AMEND-3ORIGINAL.docx

1

B. Item 2C, Basic Rent (subject to Section 4.03): Schedule Below:

Delete:

Premises	From	To	Monthly Rent	Annual Rent
Original Premises (2,142 sf)	01/01/2014	09/30/2014	$3,480.75	$41,769.00
Premises	**From**	**To**	**Monthly Rent**	**Annual Rent**
Relocation Premises (5,799 sf)	10/01/2014	09/30/2019	$10,597.68	$127,172.07"

Insert:

Premises	From	To	Monthly Rent	Annual Rent
Original Premises /2,142 sf\	01/01/2014	01/14/2015	$3,480.75	$41,769.00
Premises	**From**	**To**	**Monthly Rent**	**Annual Rent**
Relocation Premises (6,543 sf)	01/15/2015	01/31/2020	$12,077.29	$144,927.45"

C. Item 2D, Brokerage:

Insert: "Tenant wan-ants and represents to Landlord that it has had no dealings with any broker or agent in connection with this Third Amendment to Lease Agreement and covenants to defend, with counsel approved by Landlord, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent with whom Tenant has dealt with."

D. Item 3A, Premises:

Delete: "From October 1, 2012 to September 30, 2014, the portion of the Building known as Suite 2050 located on the Second Floor as shown on Exhibit B attached hereto.

From October **1,** 2014 to the Stated Expiration Date, the portion of the Building known as Suite 1010 located on the First Floor as shown on Exhibit B-1 attached hereto."

Insert: "From October 1, 2012 to January 14, 2015, the portion of the Building known as Suite 2050 located on the Second Floor as shown on Exhibit B attached hereto.

J-\P'.JBI IC\Commercial14 0 BEDFORD\TENANTS\C\IRREN1\SPECIMEN\LEASE\AMEND-3 ORIGINAi dO£S

2

From January 15, 2015 to the Stated Expiration Date, the portion of the Building known as Suite 1010 located on the First Floor as shown on Exhibit B-1 attached hereto." E.Item 3B, Rentable Area of Premises: Delete: "Relocation Premises: approximately 5,799 Square Feet." Insert: "Relocation Premises: approximately 6,543 Square Feet." F.Item 3C. Relocation Premises Term Commencement Date: Delete:"Relocation Premises Term Commencement Date is October 1, 2014." Insert" "Relocation Premises Term Commencement Date is January 15, 2015." G.Item 3D. Tenant's Share: Delete: "From 10/01/2012 to 09/30/2014: 5.44% From 10/01/2014 to the Stated Expiration Date: 14.74%" Insert: "From 10/01/2012 to 01/14/2015: 5.44% From 01/15/2015 to the Stated Expiration Date: 16.63%" H.Item 3E, Security Deposit: Delete: "From 10/01/2012 to 09/30/2014: $7,086.46 (equal to two [2] months Basic Rent) From 10/01/2014 to the Stated Expiration Date: $21,195.36 (equal to two [2] months Basic Rent)." Insert: "From 10/01/2012 to 01/14/2015: $7,086.46 (equal to two [2] months Basic Rent) From 01/15/2015 to the Stated Expiration Date: $24,154.88 (equal to two [2] months Basic Rent)." I.Item 5, Relocation Premises Tenant Improvements: Delete: "Tenant shall accept the Premises in AS IS condition except Landlord, at Landlord's expense, shall provide a tenant improvement allowance to construct the Relocation Premises in accordance with the attached floor plan. Landlord's cost shall not exceed $164,711.30. Tenant shall reimburse Landlord in a lump sum for any costs in excess of $164,711.30 or such excess costs shall be amortized over the Lease Term at eight percent (8%) interest, at Landlord's election. Tenant requests improvements commence as soon as possible following the signing of the Second Amendment to Lease Agreement."

Insert: "Tenant shall accept the Premises in AS IS condition except Landlord, at Landlord's expense, shall provide a tenant improvement allowance to construct the Relocation Premises in accordance with the attached floor plan. Landlord's cost shall not exceed $192,241.00. Tenant shall reimburse Landlord in a lump sum for any costs in excess of $192,241.00 or such excess costs shall be amortized over the Lease Term at eight percent (8%) interest, at Landlord's election. Tenant requests improvements commence as soon as possible following the signing of the Third Amendment to Lease Agreement." 3. Delete Exhibit B-1 Relocation Premises 4. Insert Exhibit B-2, Relocation Premises-revised. In all other respects, the Lease of September 14, 2012, the First Amendment to Lease Agreement dated September 9, 2013 and the Second Amendment to Lease Agreement dated August 18, 2014 are hereby ratified, confirmed, and approved. No representations, inducement, promises or agreements, oral or otherwise, between Landlord and Tenant or any of their respective brokers, employees or agents, not embodied herein, shall be of any force or effect. The submission of this Third Amendment to Lease Agreement for examination, review, negotiation and/or signature shall not constitute an offer or an option to lease or a reservation of the Premises and is subject to withdrawal or modification at any time by either party. This Third Amendment to Lease Agreement shall become effective and binding only if and when it shall be executed and delivered by both Landlord and Tenant. Remainder of this page left intentionally blank.

IN WITNESS WHEREOF, the parties hereto have executed this Third Amendment to Lease Agreement as of the date set forth above. LANDLORD: BEDFORD STREET LLC By: Carruth Capital, LLC Its Manager By:fu ,,, Chri015her ?:"lr7foan, President and Managing Member of Carruth Capital, LLC not individually and without personal liability. TENANT: !SPECIMEN INC. By: - Printed Name: Christopher Ianelli Title: President and CEO

UP
DN
REQUIRED EGRESS DOOR
REQUIRED EGRESS DOOR
ACCESS PANEL
MEETING ROOM
CONFERENCE ROOM
PRIVATE OFFICE
EXECUTIVE OFFICE
PASSAGE
STORAGE/IT ROOM
WORK ROOM
BREAK ROOM

iSPECIMEN

6,543 RSF

(INCLUDED EXPANSION AREA)

LIMIT OF TENANT SPACE

iSPECIMEN EXPANSION AREA

PROPOSED FIRST FLOOR PLAN

INDICATES PROPOSED WALL CONSTRUCTION

NOTE: All ROOM DIMENSIONS ARE APPROXIMATE

PRELIMINARY LAYOUT FOR:

iSPECIMEN

450 BEDFORD STREET
LEXINGTON, MASSACHUSETTS
2014_0253SF1 10/28/2014

THIS SPACE



FIRST FLOOR KEY PLAN

FOURTH AMENDMENT TO LEASE AGREEMENT

This Fourth Amendment to Lease Agreement ("Fourth Amendment") is made and shall be effective for all purposes as of the 20th day of May, 2015 by and between BEDFORD STREET LLC ("Landlord"), a Massachusetts limited liability company, having a principal place of business at 116 Flanders Road, Suite 2000, Westborough, Massachusetts 01581 and !SPECIMEN INC. ("Tenant") a duly organized and existing Delaware C corporation, having a principal place of business at 450 Bedford Street, Lexington, Massachusetts 02420.

WITNESSETH

WHEREAS, Tenant and Landlord entered into a Lease ("Lease") dated September 14, 2012 for a total of 2,142 square feet at 450 Bedford Street, Lexington, Massachusetts, and where Tenant and Landlord by approval of the First Amendment to Lease Agreement dated September 9, 2013 extending the Lease Term for an additional two (2) years, and where Tenant and Landlord by approval of the Second Amendment to Lease Agreement dated August 18, 2014 relocated Tenant from Suite 2050 consisting of 2,142 square feet (" Original Premises ") to Suite 1010 consisting of 5,799 square feet ("Relocation Premises") and extend the Lease Term, and where Tenant and Landlord by approval of the Third Amendment to Lease Agreement dated December 4, 2014 increased the Relocation Premises by 744 square feet for a total of 6,543 square feet, and

WHEREAS, Landlord and Tenant desire to confirm the Relocation Premises Term Commencement Date and extend the Lease Term for one (1) additional month and to amend the Lease as more fully described hereinafter.

NOW THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Lease shall be amended as follows:

1. Landlord and Tenant hereby incorporate all terms and provisions of the Lease herein as is specifically set forth, except as said terms are modified herein. Capitalized terms not specifically defined in this an1endment shall have the same meaning given to terms in the Lease.

2. **THIRD AMENDMENT TO LEASE AGREEMENT:**

A. Item 2A, Stated ExpirationDate:

Delete: " The Stated Expiration Date for the Original Premises is January 14, 2015.
The Stated Expiration Date for the Relocation Premises is January 31, 2020."

Insert: "The Stated Expiration Date for the Original Premises is January 14, 2015.
The Stated Expiration Date for the Relocation Premises is February 29, 2020."

J:\PUBLIC\Comercial\410BEDFORD\TENANTS\CURRENT\ISPECIMEN\LEASE\AMEND-4 ORIGINAL.docx

B. Item 2B, Basic Rent (subject to Section 4.03): Schedule Below: Delete: Insert: C. Item 2C, Brokerage: Insert: "Tenant warrants and represents to Landlord that it has had no dealings with any broker or agent in connection with this Fourth Amendment to Lease Agreement and covenants to defend, with counsel approved by Landlord, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent with whom Tenant has dealt with." 3.Landlord and Tenant agree that the Term Commencement Date for the Relocation Premises is January 15, 2015. Landlord and Tenant also agree that the Rent due from Tenant for the period January 1, 2015 to January 31, 2015 is equal to Seven Thousand Four Hundred Dollars and Forty Four Cents ($7,400.44). 4.Tenant shall accept the Relocation Premises in AS IS condition. In all other respects, the Lease of September 14, 2012, the First Amendment to Lease Agreement dated September 9, 2013, the Second Amendment to Lease Agreement dated August 18, 2014 and the Third Amendment to Lease Agreement dated December 4, 2014 are hereby ratified, confirmed, and approved .

In all other respects, the Lease of September 14, 2012, the First Amendment to Lease Agreement dated September 9, 2013, the Second Amendment to Lease Agreement dated August 18, 2014 and the Third Amendment to Lease Agreement dated December 4, 2014 are hereby ratified, confirmed, and approved.

No representations, inducement, promises or agreements, oral or otherwise, between Landlord and Tenant or any of their respective brokers, employees or agents, not embodied herein, shall be of any force or effect.

The submission of this Fourth Amendment to Lease Agreement for examination, review, negotiation and/or signature shall not constitute an offer or an option to lease or a reservation of the Premises and is subject to withdrawal or modification at any time by either party. This Fourth Amendment to Lease Agreement shall become effective and binding only if and when it shall be executed and delivered by both Landlord and Tenant.

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment to Lease Agreement as of the date set forth above.

LANDLORD:

BEDFORDSTREETLLC

By: Carruth Capital, LLC
Its Manager

By

Christopher F. Egan, President and Managing Member of a Capital, LLC not individually and without personal liability.

TENANT:

iSPECIMEN INC.

By: /s/ Christopher Ianelli

Printed Name: Christopher Ianelli

Title: President and CEO

J:\PUBL!C\Commercial\450 BEDFORD\TENANT_[\CURRENI\IS.f'_ECII'liEN\LEASE\AMEND-4 ORIGINAL docx

3

FIFTH AMENDMENT TO LEASE AGREEMENT

This Fifth Amendment to Lease Agreement (" Fifth Amendment") is made and shall be effective for all purposes as of the 5th day of October , 2016 by and between BEDFORD STREET LLC ("Landlord"), a Massachusetts limited liability company, having a principal place of business at I 16 Flanders Road, Suite 2000, Westborough, Massachusetts O1581 and !S PECIMEN INC. ("Tenant") a duly organize d and existing Delaware C corporation, having a principal place of business at 450 Bedford Street, Lexington, Massachusetts 02420.

WITNESSETH

WHEREAS, Tenant an d Landlord entered into a Lease ("Lease") dated September 14, 2012 for a total of 2,142 square feet at 450 Bedford Street, Lexington , Massachusetts, and where Tenant and Landlord by approval of the First Amendment to Lease Agreement dated September 9, 2013 extending the Lease Term for an additional two (2) years, and where Tenant and Landlord by approval of the Second Amendment to Lease Agreement dated August 18, 2014 relocate d Tenant from Suite 2050 consisting of 2,142 square feet (" Original Premises") to Suite IO I 0 consisting of 5,799 square feet ("Relocation Premises") and extend the Lease Term, and where Tenant and Landlord by approval of the Third Amendment to Lease Agreement dated December 4, 2014 increase d the Relocation Premises by 744 square feet for a total of 6,543 square feet, and where Tenant and Landlord by approval of the Fourth Amendment to Lease Agreement dated May 20, 201 5 confirmed the Relocation Premises Term Commencement Date and extended the Leas e Term for one (I) additional month, and

WHEREAS, Landlord and Tenant desire to lease an additional 1,842 square feet ("Expansion Premises I") for a total of 8,385 square feet ("Total Premises") and extend the Lease Term for four (4) additional years and to amend the Lease as more fully described hereinafter.

NOW THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Lease shall be amended as follows:

I. Landlord and Tenant hereby incorporate all terms and provisions of the Lease here in as is specifically set forth, except as said terms are modified herein. Capitalized terms not specifically defined in this amendment shall have the same meaning given to terms in the Lease.

2. FOURTH AMEN DM ENT TO LEASE AGREEMENT:

A. Item 2A, Stated Expiration Date:

Delete: "The Stated Expiration Date for the Relocation Premises is February 29, 2020."

Insetrt: " The Stated Expiration Date for the Relocation Premises and Expansion Premises I is February 28, 2024."

J:\PUlll.lC\Co nuner rinl\450 llEDFORD\TENANTS\CUR REN\1 ISPECIMEN\LEASE\A MEND-5 ORIGINAL.docs

B. Item 2B, Basic Rent (subject to Section 4.03): See Schedule Below:

Delete:

"Premises	From	To	Monthly Rent	Annual Rent
Relocation Premises (6,543 sf)	01/15/2015	02/29/2020	$12,077.29	$144,927.45"

Insert:

"Premises	From	To	Monthly Rent	Annual Rent
Relocation Premises (6,543 sf)	01/15/2015	02/29/2020	$12,077.29	$144,927.45
	03/01/2020	02/28/2021	$10,359.75	$124,317.00
	03/01/2021	02/28/2022	$10,496.06	$125,952.75
	03/01/2022	02/28/2023	$10,632.38	$127,588.50
	03/01/2023	02/28/2024	$10,768.69	$129,224.25
Expansion Premises I (! ,842 sf)	11/01/2016	01/31/2017	$0.00	$0.00
	02/01/2017	02/29/2020	$2,839.75	$34,077.00
	03/01/2020	02/28/2021	$2,916.50	$34,998.00
	03/01/2021	02/28/2022	$2,954.88	$35,458.50
	03/01/2022	02/28/2023	$2,993.25	$35,919.00
	03/01/20?3	02/28/2024	$3,031.63	$36,379.50"

C. Item 2C, Brokerage:

Insert: "Tenant warrants and represents to Landlord that. it has had no dealings with any broker or agent in connection with this Fifth Amendment to Lease Agreement and covenants to defend, with counsel approved by Landlord, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent with whom Tenant has dealt with."

3. THIRD AMENDMENT TO LEASE AGREEMENT:

A. Item 2D, Premises:

Delete: "From October 1, 2012 to January 14, 2015, the portion of the Building known as Suite 2050 located on the Second Floor as shown on Exhibit B attached hereto.

From January 15, 2015 to the Stated Expiration Date, the portion of the Building known as Suite 1010 located on the First Floor as shown on Exhibit B-1 attached hereto."·

Insert: "Original Premises: From October I, 2012 to January 14, 2015, the portion of the Building known as Suite 2050 located on the Second Floor as shown on Exhibit B attached hereto.

J:\l'LIB\.ICICommerci:il\450 BEDFORD\TENANTSICURRENTI!SPECI6\IEN\LEASEIAMEND-5 ORIGIN.U..doex

2

Relocation Premises: From January 15, 2015 to the Stated Expiration Date, the portion of the Building known as Suite 1010 located on the First Floor as shown on Exhibit B-2 attached hereto. Expansion Premises I: From November 1, 2016 to the Stated Expiration Date, the portion of the building known as Suite 1050 located on the First Floor as shown on Exhibit B-3 attached hereto." B. Item 2E, Rentable Area of Premises: Insert: C.Insert: "Expansion Premises I: approximately 1,842 Square Feet." "Expansion Premises I Term Commencement Date: The Expansion Premises I Term Commencement Date is November 1, 2016. E. Item 2G, Tenant's Share: Delete: "From 10/01/2012 to 01/14/2015: 5.44% From 01/15/2015 to the Stated Expiration Date: 16.63%" Insert: "From !0/01/2012 to 01/14/2015: 5.44% From 01/15/2015 to 09/30/2016: 16.63% From 11/01/2016 to the Stated Expiration Date: 21.31%" F. Item 3E, Security Deposit: Delete: "From 10/01/2012 to 01/14/2015: $7,086.46 (equal to two [2] months Basic Rent) From 01/15/2015 to the Stated Expiration Date: $24,154.88 (equal to two [2] months Basic Rent)." Insert: "From 10/01/2012 to 01/14/2015: $7,086.46 (equal to two [2] months Basic Rent) From 01/15/2015 to 10/31/2016: $24,154.88 (equal to two [2] months Basic Rent)." . From I 1/01/2016 to the Stated Expiration Date:· $27,600.64 (equal to two [2] months Basic Rent)." 3. FIRST AMENDMENT TO LEASE AGREEMENT A. Item 4, Exhibit J, Parking: Delete: "from 10/01/2012 to 09/30/2014: six (6) unassigned parking spaces in the Building's common area parking lot and one (1) parking space in the Building's covered parking lot from 10/01/2014 to the Stated Expiration Date: sixteen (16) unassigned parking spaces in the Building's common area parking lot and four (4) parking spaces in the Building's covered parking lot"

Insert: "from 10/01/2012 to 09/30/2014: six (6) unassigned parking spaces in the Building's common area parking lot and one (1) parking space in the Building's covered parking lot from 10/01/2014 to 10/31/2016: sixteen (16) unassigned parking spaces in the Building's common area parking lot and four (4) parking spaces in the Building's covered parking lot from 11/01/2016 to the Stated Expiration Date: twenty-one (21) unassigned parking spaces in the Building's common area parking lot and six (6) parking spaces in the Building’s ‘covered parking lot" 4. Tenant Improvements: Tenant shall accept the Relocation Premises and Expansion Premise I in AS IS condition except Landlord shall remove the existing kitchenette in Expansion Premises I and patch the ceiling and carpet as necessary at Landlord's expense. 5. Additional Tenant Improvements: Tenant desires for Landlord to construct the improvements shown on the floor plan attached as Exhibit C-1 ("Additional Tenant Improvements"). Landlord shall construct the Additional Tenant Improvements and Tenant shall reimburse Landlord for such costs or at Tenant's election, such costs shall be amortized over the Lease Term at five percent (5%) interest. Landlord estimates the costs of the Additional Tenant Improvements to be $24, I 02.00. Amortizing such costs over the period 01/01/2017 to 02/28/2024 would add $0.48 psf / year to the Basic Rent, for both the Relocation Premises and Expansion Premises I. 6. Insert Exhibit B-3, Expansion Premises I Floor Plan 7. Insert Exhibit C-1, Additional Tenant Improvements In all other respects, the Lease of September 14, 2012, the First Amendment to Lease Agreement dated September 9, 2013, the Second Amendment to Lease Agreement dated August 18, 2014, the Third Amendment to Lease Agreement dated December 4, 2014 and the Fourth Amendment to Lease Agreement dated May 20, 2015 are hereby ratified, confirmed, and approved. No representations, inducement, promises or agreements, oral or otherwise, between Landlord and Tenant or any of their respective brokers, employees or agents, not embodied herein, shall be of any force or effect. The submission of this Fifth Amendment to Lease Agreement for examination, review, negotiation and/or signature shall not constitute an offer or an option to lease or a reservation of the Premises and is subject to withdrawal or modification at any time by either party. This Fifth Amendment to Lease Agreement shall become effective and binding only if and when it shall be executed and delivered by both Landlord and Tenant.

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment to Lease Agreement as of the date set forth above. LANDLORD: BEDFORD STREET LLC By:Carruth Capital, LLC Its Mana14er By:-Christopher F.Egan, President and Managing Member of Carruth Capital, LLC not individually and without personal liability. TENANT: ISPECIMEN INC. By: /s/ Christopher Ianelli Printed Name:Christopher Ianelli Title:President and CEO

[LOGO]

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PROPOSED FIRST FLOOR PLAN & DEMOLITION PLAN
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ISPECIMEN EXPANSION AREA
ISPECIMEN EXPANSION AREA
THIS SPACE

EXHIBIT C-1 Page 4 ofS PROPOSED TENANT IMPROVEMENTS FOR iSPECIMEN EXPANSION 450 Bedford Street, Lexington MA 8-31-2016 Referenced Floor Plans: SP! and DPI dated 8-31-2016 1. Demolition: Remove all walls and other items as indicated on demolition plan. 2016_0352TI.00I Removal of ceiling system is selective. Ceilings in individual rooms which are not demolished are to remain. Ceilings in large areas are to remain and be extended into areas where rooms have been demolished. 2. Interior Partitions: New interior walls shall be constructed of 3-5/8" x 25 Ga. metal studs at 16" O/C with 1/2" gypsum wallboard on both sides. Walls shall extend to 6" above the ceiling grid. 3. Doors, Frames and Hardware: Provide a new pair of double doors at new closet with 3' x 8' -4" leafs. Reuse existing door at server room. 4. Ceilings: Existing ceilings to remain and be repaired, with new (to match adjacent areas) only as required by new layout. Also refer to demolition notes above. 5. Floor Finishes: Extend existing vinyl tile into area indicated on floor plan. Provide new 4" vinyl base on all new walls. 6. Paint: New gypsum board walls shall receive one primer and two finish coats of latex eggshell finish paint. New and relocated door frames shall receive a primer and two finish coats of latex acrylic semigloss paint. 7. Lighting: Relocate existing light fixtures as required by new layout.

EXHIBIT C-1 Page S of 5 450 Bedford Street 8-31-2016 Page 2 of2 8. Power: Provide 4-20A dedicated circuits above ceiling and connect to tenant furnished power poles at open office area. Provide power to wall mounted TV's. 9. HVAC: Existing system diffusers and ductwork will be relocated, with new ductwork, diffusers, controls & equipment as required by new layout. 10. Plumbing: Remove existing sink. 11. Fire Protection: Existing sprinkler system is to be modified as required by new layout. 12. Life Safety: Modify and add to existing emergency lighting, exit signs, fire extinguishers and fire alarm horn/strobe units as required by new layout. 13. Misc: Repair existing perimeter window blinds as required for proper operation and uniform appearance. Provide but glazed tempered glass sidelights where indicated on floor plan. 14. Work not included: Installation of telephone and computer wiring, outlets and equipment. Furnishings including, but not limited to, open office workstations and reception desk. Security system. END

'61, SIXTH AMENDMENT TO LEASE AGREEMENT This Sixth Amendment to Lease Agreement ("Fifth Amendment") is made and shall be effective for all purposes as of the 10th day of April, 2017 by and between BEDFORD STREET LLC ("Landlord"), a Massachusetts limited liability company, having a principal place of business at 116 Flanders Road, Suite 2000,Westborough,Massachusetts 01581 and !SPECIMEN INC. ("Tenant") a duly organized and existing Delaware C corporation, having a principal place of business at 450 Bedford Street, Lexington, Massachusetts 02420. WITNESSETH WHEREAS, Tenant and Landlord entered into a Lease ("Lease") dated September 14, 2012 for a total of 2,142 square feet at 450 Bedford Street, Lexington, Massachusetts, and where Tenant and Landlord by approval of the First Amendment to Lease Agreement dated September 9, 2013 extending the Lease Term for an additional two (2) years, and where Tenant and Landlord by approval of the Second Amendment to Lease Agreement dated August 18, 2014 relocated Tenant from Suite 2050 consisting of 2,142 square feet ("Original Premises") to Suite 1010 consisting of 5,799 square feet ("Relocation Premises") and extend the Lease Term, and where Tenant and Landlord by approval of the Third Amendment to Lease Agreement dated December 4, 2014 increased the Relocation Premises by 744 square feet for a total of 6,543 square feet, and where Tenant and Landlord by approval of the Fourth Amendment to Lease Agreement dated May 20, 2015 confirmed the Relocation Premises Term Commencement Date and extended the Lease Term for one (1) additional month, and where Tenant and Landlord by approval of the Fifth Amendment to Lease Agreement dated October 5, 2016 Tenant leased an additional 1,842 square feet ("Expansion Premises I") for a total of 8,385 square feet ("Total Premises") and extended the Lease Term for four (4) additional years, and WHEREAS, Landlord and Tenant desire to confirm the Term Commencement Date and Rent Commencement Date on the Expansion Premises I and to amend the Lease as more fully described hereinafter. NOW THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Lease shall be amended as follows: 1. Landlord and Tenant hereby incorporate all terms and provisions of the Lease herein as is specifically set forth, except as said terms are modified herein. Capitalized terms not specifically defined in this amendment shall have the same meaning given to terms in the Lease.

2. FIFTH AMENDMENT TO LEASE AGREEMENT: A. Item 2B, Basic Rent (subject to Section 4.03): See Sched11)e Below: Delete: Insert: B. Item 2C, Brokerage:

Insert: "Tenant warrants and represents to Landlord that it has had no dealings with any broker or agent in connection with this Sixth Amendment to Lease Agreement and covenants to defend, with counsel approved by Landlord, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent with whom Tenant has dealt with."

C. Item 3A, Premises: Delete: "Original Premises: From October 1, 2012 to January 14, 2015, the portion of the Building known as Suite 2050 located on the Second Floor as shown on Exhibit B attached hereto. Relocation Premises: From January 15, 2015 to the Stated Expiration Date, the portion of the Building known as Suite 1010 located on the First Floor as shown on Exhibit B-2 attached hereto. Expansion Premises I: From November 1, 2016 to the Stated Expiration Date, the portion of the building known as Suite 1050 located on the First Floor as shown on Exhibit B-3 attached hereto." Insert: "Original Premises: From October 1, 2012 to January 14, 2015, the portion of the Building known as Suite 2050 located on the Second Floor as shown on Exhibit B attached hereto. Relocation Premises: From January 15, 2015 to the Stated Expiration Date, the portion of the Building known as Suite 1010 located on the First Floor as shown on Exhibit B-2 attached hereto. Expansion Premises I: From December 1, 2016 to the Stated Expiration Date, the portion of the building known as Suite 1050 located on the First Floor as shown on Exhibit B-3 attached hereto." D. Item 3C, Expansion Premises I Term Commencement Date: E. Item 3E, Tenant's Share: Delete:"From 10/01/2012 to01/14/2015: 5.44% From 01/15/2015 to 09/30/2016: 16.63% From 11/01/2016 to the Stated Expiration Date: 21.31%" Insert:"From 10/01/2012 to 01/14/2015: 5.44% From 01/15/2015 to 11/30/2016: 16.63% From 12/01/2016 to the Stated Expiration Date: 21.31%" F. Item 3F, Security Deposit: Delete:"From 10/01/2012 to 01/14/2015:$7,086.46 (equal to two [2] months Basic Rent)

From 01/15/2015 to 10/31/2016:$24,154.88 (equal to two [2] months Basic Rent)." From 11/01/2016 to the Stated Expiration Date: $27,600.64 (equal to two [2] months Basic Rent)." Insert: "From 10/01/2012 to 01/14/2015: $7,086.46 From 01/15/2015 to 11/30/2016: $24,154.88 From 12/01/2016 to the Stated Expiration Date: $27,600.64" G. Item 3A, Exhibit J, Parking: Delete: "from 10/01/2012 to 09/30/2014: six (6) unassigned parking spaces in the Building's common area parking lot and one (1) parking space in the Building's covered parking lot from 10/01/2014 to 10/31/2016: sixteen (16) unassigned parking spaces in the Building's common area parking lot and four (4) parking spaces in the Building's covered parking lot from 11/01/2016 to the Stated Expiration Date: twenty-one (21) unassigned parking spaces in the Building's common area parking lot and six (6) parking spaces in the Building's covered parking lot" Insert: "from 10/01/2012 to 09/30/2014: six (6) unassigned parking spaces in the Building's common area parking lot and one (1) parking space in the Building's covered parking lot from 10/01/2014 to 11/30/2016: sixteen (16) unassigned parking spaces in the Building's common area parking lot and four (4) parking spaces in the Building's covered parking lot from 12/01/2016 to the Stated Expiration Date: twenty-one (21) unassigned parking spaces in the Building's common area parking lot and six (6) parking spaces in the Building's covered parking lot" 4. Tenant Improvements: Tenant shall accept the Relocation Premises and Expansion Premise I in AS IS condition. In all other respects, the Lease of September 14, 2012, the First Amendment to Lease Agreement dated September 9, 2013, the Second Amendment to Lease Agreement dated August 18, 2014, the Third Amendment to Lease Agreement dated December 4, 2014, the Fourth Amendment to Lease Agreement dated May 20, 2015 and the Fifth Amendment to Lease Agreement dated October 5, 2016 are hereby ratified, confirmed, and approved.

No representations, inducement, promises or agreements, oral or otherwise, between Landlord and Tenant or any of their respective brokers, employees or agents, not embodied herein, shall be of any force or effect. The submission of this Sixth Amendment to Lease Agreement for examination, review, negotiation and/or signature shall not constitute an offer or an option to lease or a reservation of the Premises and is subject to withdrawal or modification at any time by either party. This Sixth Amendment to Lease Agreement shall become effective and binding only if and when it shall be executed and delivered by both Landlord and Tenant. IN WITNESS WHEREOF, the parties hereto have executed this Sixth Amendment to Lease Agreement as of the date set forth above. LANDLORD: BEDFORD STREET LLC By: Carruth Capital, LLC Its Mana.: By:_ .:::::...,_---=------::::o - - ----Christopher F. Egan, President and Managing Member Carruth Capital, LLC not individually and without personal liability. TENANT: iSPECIMEN INC. By: /s/ Christopher Ianelli Printed Name: Christopher Ianelli Title: President and CEO J:IPUBLIC\Commercial\450 BEDFORDITENANfSICURRENl\lSPECIMENILEASE\AMEND-6 WORKING FILE\AMEND-6 REDLINE-2.docx 6